PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated December 14, 1998)

                                  $198,895,000
                         principal amount plus interest

                               Liquidity Facility
                                       of

                         FGIC Securities Purchase, Inc.
                                  in support of

                     MASSACHUSETTS WATER RESOURCES AUTHORITY

            Multi-Modal Subordinated General Revenue Refunding Bonds
                                  1998 Series D

Date of Bonds:  Date of Delivery                       Due:  November 1, 2026

                               -------------------



         Liquidity Facility: We are providing a liquidity facility for the Bonds described below (the "Liquidity Facility"). The Liquidity Facility will expire on December 22, 2003 unless it is extended or terminated sooner in accordance with its terms.

     Terms of the Bonds: The Bonds are limited obligations of the Massachusetts Water Resources Authority, and will constitute subordinated general obligations of the Authority and will be secured by a subordinated lien on and pledge of certain revenues and other moneys of the Authority. The Bonds will initially
bear  interest at a Weekly Rate of       % through and  including  December 29,
1998, with interest to be payable on the first business day of each month, commencing January 4, 1999. The Bonds are also subject to mandatory and optional redemption prior to maturity and to optional and mandatory tender for purchase, as described in this Prospectus Supplement.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Our obligations under the Liquidity Facility (the "Obligations") are not being sold separately from the Bonds. The Bonds are being remarketed under a separate disclosure document. The Obligations may not be separately traded. This prospectus supplement and the accompanying prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Bonds purchased by us.

                    ---------------------------------------

                            BEAR, STEARNS & CO. INC.

                    ---------------------------------------

           The date of this Prospectus Supplement is December , 1998.

                               TABLE OF CONTENTS

                                                           Page

INTRODUCTION................................................S-2
DESCRIPTION OF THE BONDS....................................S-2
THE LIQUIDITY FACILITY......................................S-21
THE STANDBY LOAN AGREEMENT; GE CAPITAL......................S-23
EXPERTS.....................................................S-25

                              --------------------

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

                                  INTRODUCTION

         We are providing you with this prospectus supplement to furnish information regarding our obligations under a Liquidity Facility in support of $198,895,000 aggregate principal amount of Multi-Modal Subordinated General Revenue Refunding Bonds 1998 Series D which the Massachusetts Water Resources Authority (the "Issuer") will issue on or about December 22, 1998 (the "Bonds" or the "Series D Bonds"). We will enter into a Standby Bond Purchase Agreement (the "Liquidity Facility") with State Street Bank and Trust Company, N.A. (the "Trustee" or the "Tender Agent"), pursuant to which we will be obligated under certain circumstances to purchase unremarketed Bonds from the holders optionally or mandatorily tendering their Bonds for purchase. In order to obtain funds to purchase the Bonds, we will enter into a Standby Loan Agreement with General Electric Capital Corporation ("GE Capital") under which GE Capital will be irrevocably obligated to lend funds to us as needed to purchase Bonds. Our obligations under the Liquidity Facility will expire on December 22, 2003 unless the Liquidity Facility is extended or terminated sooner in accordance with its terms.

                            DESCRIPTION OF THE BONDS

         Terms not otherwise defined have the meaning set forth in Exhibit B.

General

         The Series D Bonds will be issued in the aggregate principal amount of $198,895,000. The Series D Bonds will be dated as of the date of initial delivery and will mature on November 1, 2026. So long as the Series D Bonds are in the Weekly Mode, interest will be payable on the first Business Day of each month, commencing on January 4, 1999.

         The Series D Bonds may be issued in any of four modes: the Daily Mode, the Weekly Mode and the Commercial Paper Mode (sometimes referred to herein collectively as the "Short-term Modes"), and the Term Rate Mode. Initially, the Series D Bonds will be in the Weekly Mode. The initial interest rate for the Series D Bonds will be effective from the date of delivery thereof through Tuesday, December 29, 1998. The Liquidity Facility provided by FGIC-SPI applies only to Series D Bonds in the Daily Mode and the Weekly Mode.

         While in the Weekly Mode, the Series D Bonds will be offered in Authorized Denominations of $100,000 and integral multiples thereof.

Weekly Interest Rates

         The Series D Bonds will initially be issued in the Weekly Mode, and will bear interest at the Weekly Rate. The Weekly Rate for the Series D Bonds will be determined weekly by Bear, Stearns & Co. Inc., acting as remarketing agent with respect to the Series D Bonds (together with any successor in such capacity, the "Remarketing Agent") as the minimum rate of interest that would under then existing market conditions result in the sale of the Series D Bonds in the Weekly Mode at a price equal to the principal amount of such Series D Bonds plus accrued interest, if any. The Remarketing Agent shall determine the Weekly Rate for the Series D Bonds before 4:00 p.m., New York time, on each Tuesday, or if such Tuesday is not a Business Day, the next succeeding day or, if such day is not a Business Day, the Business Day next preceding such Tuesday (a "Rate Determination Date").

         In the event the Remarketing Agent fails to determine an interest rate for the Series D Bonds while they are in the Weekly Mode, the interest rate for each Interest Period (the "Alternate Rate") shall be the most recently published index for seven day variable rate demand bonds, as published by Kenny Information Systems or its successor.

         Interest on the Series D Bonds while in the Weekly Mode will be calculated on the basis of a 365 or 366 day year, as appropriate, for the actual number of days elapsed. The determination by the Remarketing Agent of the interest rates for Series D Bonds shall be conclusive and binding, in the absence of manifest error, upon the Authority, the Remarketing Agent, the Tender Agent, the Trustee, the Credit Facility Issuer, the Liquidity Facility Issuer, and the Owners of such Bonds. No Series D Bond (other than Bank Bonds) may bear interest at an interest rate higher than the Maximum Rate, which is 12% per annum. The Maximum Rate may be increased above 12% to a rate not to exceed 20% per annum at the option of the Authority, subject to the approval of Bond Counsel and the Credit Facility Issuer, and, if necessary, the provision of a new or increased Liquidity Facility. The Maximum Rate shall never exceed the highest lawful rate as advised by counsel to the Authority.

Optional and Mandatory Tender of The Series D Bonds While in the Weekly Mode

         Optional Tender. While a Series D Bond is in the Weekly Mode, an Owner of a Series D Bond may elect to have such Bond (or portions thereof equal to an Authorized Denomination) purchased, at a price equal to the Purchase Price thereof and on the date specified by such Owner for such purchase (the "Purchase Date"), upon delivery of an irrevocable written notice of tender, or irrevocable telephonic notice of tender, promptly confirmed in writing, to the Remarketing Agent and the Tender Agent not later than 4:00 p.m., New York time, on a Business Day not less than seven days before the Purchase Date specified by the Owner. The notice shall (i) state the principal amount of such Series D Bond (or portion thereof) to be purchased, and (ii) state that such Series D

Bond shall be purchased on the Purchase Date.

         The Purchase Price for any Series D Bond (or Authorized Denomination thereof) optionally tendered or subject to mandatory tender for purchase as described below shall be in the principal amount thereof plus accrued interest, if any, to the date of the purchase of such Series D Bond.

         Mandatory Purchase Upon Expiration of a Liquidity Facility. If the then effective Liquidity Facility for the Series D Bonds is to expire or terminate on any date (the "Expiration Date"), and no substitute Alternate Liquidity Facility has been obtained, then all the Series D Bonds subject to the expiring Liquidity Facility shall be subject to mandatory purchase at the Purchase Price on the second Business Day preceding the Expiration Date. The Trustee shall, at least 15 days before the mandatory purchase date, give notice to the Owners of the applicable Series D Bonds of this mandatory purchase. The notice shall state that the Liquidity Facility will expire on the Expiration Date (specifying the date) and that the Series D Bonds are required to be tendered for purchase (specifying the date of mandatory purchase).

         Mandatory Purchase Upon Substitution of Alternate Liquidity Facility. If, in connection with the obtaining of an Alternate Liquidity Facility, the Authority fails to deliver to the Trustee a notice confirming that the then-current long term credit ratings on the Series D Bonds will not be lowered and that the then-current short term ratings will not be reduced or withdrawn as a result of the delivery of such Alternate Liquidity Facility, then all Series D Bonds shall be subject to mandatory tender for purchase on the date on which such Alternate Liquidity Facility is to be substituted for such Liquidity Facility (the "Substitution Date") at the applicable Purchase Price. The Trustee, no later than fifteen days preceding the Substitution Date, shall give notice to the Owners of the Series D Bonds stating (i) that the then effective Liquidity Facility is being replaced by an Alternate Liquidity Facility, (ii) that the Trustee has not received written confirmation from each of Standard & Poor's, Moody's and Fitch (as hereafter defined) that, as a result of such substitution, the then-current long term ratings on the Series D Bonds will not be reduced or withdrawn and the then-current short term ratings will not be reduced or withdrawn, and (iii) that such Series D Bonds are required to be tendered for purchase on the Substitution Date unless any Owner of such Series D Bonds directs that its Series D Bonds not be so purchased, and specifying the procedures to be followed to exercise such Owner's right to retain such Series D Bonds.

         Mandatory Purchase Upon a Certain Termination Event. The Liquidity Facility Issuer of a then effective Liquidity Facility may elect to terminate such Facility upon at least 30 days' notice to the Trustee if the Authority does not timely pay regularly scheduled commitment fees or other amounts (other than the principal of or interest on any Bank Bonds discussed below) payable to such Liquidity Facility Issuer, or if there shall occur any other event specified in the Liquidity Facility as providing the Liquidity Facility Issuer an option to terminate the Liquidity Facility. Upon receipt of notice from the Liquidity Facility Issuer of such event, all Series D Bonds subject to such Liquidity Facility shall be subject to mandatory purchase at the applicable Purchase Price. At least seven days prior to the date for such purchase, the Trustee shall give notice to the Owners of the affected Series D Bonds specifying such date, which shall be the second Business Day prior to the termination date.

         Mandatory Purchase Upon Change in Mode. If the Authority determines to change the Mode of the Series D Bonds to another Mode (see "Changes in Modes" below), the Series D Bonds will be subject to mandatory tender for purchase on the effective date of such change in Mode, subject to the rights of the owners thereof to elect to retain such Series D Bonds. The Trustee shall provide at least 15 days notice of such mandatory tender with respect to a change from any Short-term Mode to any other Short-term Mode and at least 30 days notice of such mandatory tender with respect to any other change in Mode.

Election To Retain

         While in the Weekly Mode, the Owner of a Series D Bond subject to mandatory purchase upon a change in Mode (unless the Mode is being changed to the Term Rate Mode for a period extending to the maturity of the Series D Bonds) or on a Substitution Date may elect to retain such Bond (or a portion thereof in an Authorized Denomination) after the Mandatory Purchase Date by giving an irrevocable written notice to the Tender Agent prior to the Election Deadline (as described below), setting forth the matters prescribed by the Supplemental Resolution for such notice.

         The "Election Deadline" for Series D Bonds in the Weekly Mode means 4:00 p.m., New York time, on the fifth Business Day preceding the Mode Change Date with respect to any change from a Short-term Mode to another Short-term Mode, and otherwise on the tenth Business Day preceding the Mode Change Date or the Substitution Date.

         The notice of election for Series D Bonds in the Weekly Mode shall specify that the person delivering the notice is an Owner and the numbers (if applicable) and principal amount of the Series D Bonds to be retained, and shall contain the additional information required by the Supplemental Resolution acknowledging that the Owner has received notice of the Mode Change Date, acknowledging that such Series D Bond will not be subject to purchase at the option of the Owner if it is being converted to the Commercial Paper Mode or Term Rate Mode, directing the Tender Agent not to purchase the Series D Bond or portion thereof with respect to which the election is exercised, and acknowledging that the ratings on such Series D Bond may be withdrawn or lowered or otherwise modified after the Mode Change Date (if such is expected to be the case).

         Any notice of election to retain a Series D Bond delivered to the Remarketing Agent or the Tender Agent shall be irrevocable and binding upon the Owner delivering the notice and upon subsequent Owners of such Series D Bonds, including any Series D Bond issued in exchange for any such Series D Bond or upon transfer of any such Series D Bond. If an Owner of a Series D Bond subject to mandatory purchase upon conversion from the Weekly Mode or on a Substitution Date delivers a notice of election to retain such Series D Bond, such Series D Bond shall not be subject to purchase upon optional tender during the period from the date of delivery of such notice to the day succeeding the Mode Change Date. The Series D Bond or portion retained shall be in an amount equal to an Authorized Denomination for the Mode applicable to such Series D Bond after such Mandatory Purchase Date.

Remarketing Of Series D Bonds

         The Remarketing Agent for the Series D Bonds shall use its best efforts to find purchasers for (i) all Series D Bonds tendered for purchase at the election of the Owners, and (ii) all Series D Bonds required to be purchased and not retained upon a Mode Change Date or Substitution Date, in each case at the applicable Purchase Price.

         The Remarketing Agent shall notify the Tender Agent of the amount of Series D Bonds that were remarketed. The Tender Agent, on behalf of the Trustee, shall request FGIC-SPI (or the issuer of any Alternate Liquidity Facility) to purchase under the Standby Bond Purchase Agreement (or the then applicable Alternate Liquidity Facility) on the Purchase Date or the Mandatory Purchase Date, as the case may be, at the applicable Purchase Price thereof, all such Series D Bonds tendered or deemed tendered and which the Remarketing Agent has been unable to remarket in accordance with the terms of the Supplemental Resolution.

Purchase Of Series D Bonds

         Funds for the payment of the Purchase Price shall be derived solely from the following sources in the following order of priority indicated: (a) immediately available funds derived from the remarketing of such Series D Bonds; (b) amounts paid by FGIC-SPI under the Standby Bond Purchase Agreement (or paid by any other Liquidity Facility Issuer of an Alternate Liquidity Facility) to purchase any such Series D Bonds which are unremarketed; and (c) in case of change of Mode to a Term Rate Mode extending to the maturity of the Series D Bonds, when the Series D Bonds are being remarketed at a discount to their par value, immediately available funds of the Authority not exceeding the amount of the discount. None of the Authority, the Trustee, the Tender Agent or the Remarketing Agent shall be obligated to provide funds for the payment of the Purchase Price from any other source.

         While the book-entry only system is in effect, tenders and purchases shall be made as described in "Book-Entry Only System" below and in the fourth paragraph below. The following three paragraphs apply if such system is not in effect.

         The Series D Bonds to be purchased must be delivered (with all necessary endorsements) at or before 12:00 noon, New York time, on the Purchase Date or Mandatory Purchase Date, as the case may be, at the office of the Tender Agent in New York, New York; provided, however, that payment of the Purchase Price of any Series D Bonds purchased pursuant to optional tender shall be made only if such Series D Bonds so delivered to the Tender Agent conform in all respects to their description in the notice of tender. On or before the close of business on the Purchase Date or the Mandatory Purchase Date, as the case may be, the Tender Agent shall purchase Series D Bonds from the Owners at the Purchase Price. Payment of the Purchase Price shall be made by the Tender Agent by wire transfer in immediately available funds, or by check mailed to any Owner of such Series D Bonds to be purchased who has not provided, or caused to be provided, wire transfer instructions.

         Any Series D Bonds sold by the Remarketing Agent shall be delivered by such Remarketing Agent to the purchasers of those Series D Bonds by 3:00 p.m., New York time, on the Purchase Date or the Mandatory Purchase Date, as the case may be.

         If any Series D Bond to be purchased is not delivered to the Tender Agent by 12:00 noon, New York time, on the Purchase Date or Mandatory Purchase Date, as the case may be, the Tender Agent is required to hold any funds received for the purchase of such Series D Bonds in trust in a separate account to pay such funds to the former Owners of such Series D Bonds upon presentation. Any such undelivered Series D Bonds will be deemed tendered and will cease to accrue interest on the Purchase Date or Mandatory Purchase Date, as the case may be. Any funds held by the Tender Agent for payment of any undelivered Series D Bond which remain unclaimed by the former Owner of such Series D Bond for a period of five years after delivery of such funds to the Tender Agent will, in accordance with the provisions of the Supplemental Resolution, be paid to the Authority, and thereafter such former Owner may look only to the Authority for payment.

         During any period that the Series D Bonds are registered in the name of DTC or a nominee thereof (i) any notice of optional tender delivered shall also (A) provide evidence satisfactory to the Tender Agent that the party delivering the notice is the beneficial owner or a custodian for the beneficial owner of the Series D Bonds referred to in the notice, and (B) if the beneficial owner is other than a Participant of DTC, identify the Participant through whom the beneficial owner will direct transfer; (ii) on or before the Purchase Date, the beneficial owner must direct (or if the beneficial owner is not a Participant, cause its Participant to direct) the transfer of said Series D Bonds on the records of DTC; and (iii) it shall not be necessary for Series D Bonds to be physically delivered on the date specified for purchase thereof, but such purchase shall be made as if such Series D Bonds had been so delivered, and the Purchase Price thereof shall be paid to DTC. In accepting a notice of tender, the Trustee and the Tender Agent may conclusively assume that the person providing the notice of tender is the beneficial owner of the Series D Bonds being tendered and therefore entitled to tender them. Neither the Trustee nor the Tender Agent assumes any liability to anyone in accepting a notice of tender from a person whom it reasonably believes to be such a beneficial owner of the Series D Bonds or, in its discretion, rejecting such tender, if it reasonably believes such person has not demonstrated its status as such a beneficial owner.

Change In Modes

         In addition to the Weekly Mode, the Supplemental Resolution provides for the Series D Bonds to be changed to (i) a Commercial Paper Mode, in which the Series D Bonds will have subsequent interest rate periods, each of a duration of days (which shall be at least one day and no more than 270 days) set by the Remarketing Agent, at the beginning of each such period, and during which they will bear interest at the rate set by the Remarketing Agent at the beginning of each such period, (ii) a Daily Mode, during which the Remarketing Agent will set the rate of interest for the Series D Bonds on each Business Day, and (iii) a Term Rate Mode of the period (which shall be not less than 271 days) set at the commencement of such Mode, during which the Series D Bonds will bear interest at the rate set by the Remarketing Agent at the beginning of such period.

         The Supplemental Resolution provides the methods by which changes from one Mode to another shall be made, which methods include the giving of notice of such change to the Owners of the Series D Bonds, and describing in detail the provisions of the Mode being changed to. In addition, upon a change in Mode, each Owner of a Series D Bond subject to such change shall have such Series D Bond purchased on the effective date of such new Mode, subject to such owner's right to elect to retain such Series D Bonds in the new Mode.

         The Series D Bonds may be changed from one Mode to another Mode as often as determined by the Authority. However, once changed to the Term Rate Mode, which extends to the maturity date thereof, the Series D Bonds shall remain in such Mode and not be subsequently changed to another Mode.

Redemption

         Optional. While in the Weekly Mode, the Series D Bonds shall be subject to redemption prior to maturity, at the option of the Authority, in whole or in part on any interest payment date (and if less than all of the Series D Bonds are to be redeemed, the particular Series D Bonds to be redeemed to be selected by lot), at a redemption price equal to the principal amount of the Series D Bonds to be redeemed, together with the interest accrued on such principal amount to the date fixed for redemption.

         Sinking Fund. The Series D Bonds are subject to redemption in part by lot on November 1 of the indicated years and in the indicated principal amounts as mandatory sinking fund installments, at a redemption price equal to the principal amount thereof plus accrued interest. Principal

                 Year                           Amount

                 2008                      $  4,500,000
                 2009                         5,700,000
                 2010                         1,500,000
                 2011                         6,000,000
                 2012                         6,200,000
                 2013                         6,400,000
                 2014                         6,700,000
                 2015                         7,000,000
                 2016                         7,200,000
                 2017                        25,000,000
                 2018                        26,000,000
                 2019                        27,000,000
                 2020                        17,300,000
                 2021                         7,900,000
                 2022                         8,200,000
                 2023                         8,500,000
                 2024                         8,900,000
                 2025                         9,200,000
                 2026                         9,695,000

         In the event that Series D Bonds shall be redeemed in part at the option of the Authority, then the principal amount so redeemed shall be applied to reduce the amount of mandatory sinking fund installments of the Series D Bonds (including principal due on the final maturity date of the Series D Bonds) as the Authority shall specify in writing to the Trustee and the Remarketing Agent.

         Notice of Redemption and Other Notices. So long as The Depository Trust Company ("DTC"), New York, New York, or its nominee is the Bondholder, the Authority and the Trustee will recognize DTC or its nominee as the Bondholder for all purposes, including notices and voting. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory and regulatory requirements as may be in effect from time to time.

         The Trustee shall give notice of redemption to the Series D Bondholders, while the Series D Bonds are in the Weekly Mode, not less than fifteen (15) days prior to the date fixed for redemption. Failure to mail notice to a particular Series D Bondholder, or any defect in the notice to such Series D Bondholder, shall not affect the redemption of any other Series D Bond. So long as DTC or its nominee is the Series D Bondholder, any failure on the part of DTC or failure on the part of a nominee of a Beneficial Owner (having received notice from a Direct Participant or otherwise) to notify the Beneficial Owner so affected, shall not affect the validity of the redemption.

         Selection for Redemption. In the event that less than all of the Series D Bonds of any one maturity are to be redeemed and for so long as the book-entry system remains in effect for the Series D Bonds, the portion of any Series D Bond of a particular maturity to be redeemed shall be selected by DTC in such manner as DTC may determine. If the book-entry only system for the Series D Bonds is no longer in effect, selection for redemption of less than all the Series D Bonds of any one maturity will be made by the Trustee by lot or in any other manner of selection the Trustee in its discretion shall deem appropriate and fair. Notwithstanding the foregoing, Bank Bonds (if any) will be redeemed prior to any other Series D Bonds.

Book-Entry Only System

         Upon initial issuance, the Series D Bonds will be available only in book-entry form, and so long as they are in the Weekly Mode, will be available only in Authorized Denominations. DTC will act as securities depository for the Series D Bonds and the ownership of one fully-registered bond for each series of Series D Bonds in the principal amount of such series and will be registered in the name of Cede & Co., as nominee for DTC, and deposited with DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         Purchases of Series D Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Series D Bonds on DTC's records. The ownership interest of each actual purchaser of each Series D Bond ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Series D Bonds are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Series D Bonds, except in the event that use of the book-entry system for the Series D Bonds is discontinued.

         To facilitate subsequent transfers, all Series D Bonds deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Series D Bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Series D Bonds; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series D Bonds are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Neither DTC nor Cede & Co. will consent or vote with respect to the Series D Bonds. Under its usual procedures, DTC mails an Omnibus Proxy to the Authority as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series D Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Principal and interest payments on the Series D Bonds will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee, or the Authority, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Authority or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         DTC may discontinue providing its services as securities depository with respect to the Series D Bonds at any time by giving reasonable notice to the Authority or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Series D Bond certificates are required to be printed and delivered.

         The Authority may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Series D Bond certificates will be printed and delivered.

         The information contained herein concerning DTC and DTC's book-entry system has been obtained from sources that the Authority believes to be reliable, but the Authority takes no responsibility for the accuracy thereof.

         Neither the Trustee nor the Authority will have any responsibility or obligation to such DTC Participants or the persons for whom they act as nominees with respect to the payments to the DTC Participants, the Indirect Participants or Beneficial Owners.

Exchange And Transfer

         If for any reason the book-entry only system is discontinued, the Series D Bonds will be exchangeable and transferable on the registration books of the Authority at the principal corporate trust office of the Trustee in Authorized Denominations. Upon presentation and surrender of any Series D Bond for transfer or exchange, the Trustee will authenticate and deliver in the name of the designated transferee or transferees or the registered owner, as appropriate, one or more new fully registered Series D Bonds in any Authorized Denomination or Denominations. For every exchange or transfer of Series D Bonds, the Authority or the Trustee may make a charge sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such exchange or transfer. The Authority shall not be obligated to make any transfer or exchange of any Series D Bonds during the 15-day period preceding an interest or principal payment date. Neither the Authority nor the Trustee shall be required to transfer or exchange the Series D Bonds for a period of 15 days next preceding the mailing of any notice of redemption or to transfer or exchange any Series D Bond called for redemption.

Denominations, Medium, Method and Place of Payment of Principal and Interest and Dating of Series D Bonds

         The Series D Bonds shall be issued in the form of fully registered Series D Bonds in Authorized Denominations. The principal of and premium, if any, and interest on the Series D Bonds shall be payable in lawful money of the United States of America. The interest on the Series D Bonds that are not Bank Bonds shall be due on the Interest Payment Dates and payable (i) in the case of Series D Bonds in a Short-Term Mode, by wire transfer of immediately available funds to the account specified by the Owner or by the Remarketing Agent in a written direction delivered to the Trustee (such direction to remain in effect until revoked or revised by such Owner or the Remarketing Agent in a subsequent written direction delivered to the Trustee) or, if no such account number is furnished, by check mailed by the Trustee to the Owner at the address appearing on the books required to be kept by the Trustee pursuant to the Resolution, and
(ii) in the case of Series D Bonds in the Term Rate Mode, by check mailed by the Trustee to the respective Owners thereof at their addresses as they appear on the Record Date in the registration books of the Authority kept at the principal corporate trust office of the Trustee pursuant to the Resolution, except that in the case of an Owner of $1,000,000 or more in aggregate principal amount of Series D Bonds, upon the written request of such Owner to the Trustee, received on or prior to a Record Date, specifying the account or accounts to which such payment shall be made, payment of interest when due shall be made by wire transfer of immediately available funds. Any such request shall remain in effect until revoked or revised by such Owner by an instrument in writing delivered to the Trustee. The principal of and premium, if any, on each Series D Bond shall be payable on its Principal Payment Date, upon surrender thereof at the principal corporate trust office of the Trustee.

         Each Series D Bond shall be dated as of the Closing Date and shall also show the date of authentication thereof and shall bear interest from the Interest Payment Date next preceding the date of authentication, unless such date of authentication is after a Record Date and on or before the next succeeding Interest Payment Date, in which event such Series D Bond shall bear interest from and including such Interest Payment Date, or unless such date of authentication is prior to the Record Date with respect to the first Interest Payment Date, in which event such Series D Bond shall bear interest from the Closing Date, until the entire principal amount thereof is paid; provided if, at the time of authentication of any Series D Bond, interest is in default or overdue thereon, such Series D Bond shall bear interest from the Interest
Payment Date to which interest has previously been paid in full or made available for payment in full.

         Interest on Series D Bonds (other than Provider Bonds) in a Short-Term Mode shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed to the Interest Payment Date. Interest on Series D Bonds (other than Bank Bonds) in the Term Rate Mode shall be calculated on the basis of a year of 360 days composed of twelve 30-day months.

         The interest rates for Series D Bonds contained in the records of the Trustee, absent manifest error, shall be conclusive and binding upon the Authority, the Remarketing Agent, the Tender Agent, the Trustee, the Credit Facility Issuer, the Liquidity Facility Provider and the Owners.

         The Owner of a Series D Bond shall be paid (and, shall be obligated to pay, as part of the price paid by such Owner in connection with the remarketing to it of such Series D Bonds) interest thereon for an Interest Period only in the amount that would have accrued thereon at the rate or rates established pursuant to the Supplemental Resolution, regardless of whether such Series D Bond was a Provider Bond during any portion of such Interest Period.

         No Series D Bond other than a Provider Bond may bear interest at an interest rate higher than the Maximum Rate.

Determination of Interest Rates and Interest Periods During Commercial
Paper Mode

         Interest Periods in a Commercial Paper Mode shall be of such duration, of at least one day and not more than 270 days, ending on a day next preceding a Business Day or the Maturity Date, as the Remarketing Agent shall determine in accordance with the provisions described herein. In making the determinations with respect to Interest Periods, subject to limitations imposed by the preceding sentence, the Remarketing Agent shall on each Rate
Determination Date select for each Series D Bond then subject to such adjustment the Interest Period which, if implemented on such Rate Determination Date, would result in the Remarketing Agent being able to remarket such Series D Bond at par in the secondary market at the lowest interest rate then available and for the longest Interest Period available at such rate, provided that if on any Rate Determination Date, the Remarketing Agent determines that current or anticipated future market conditions or anticipated future events are such that a different Interest Period would result in a lower average interest cost on such Series D Bond, then the Remarketing Agent shall select the Interest Period which in the judgment of the Remarketing Agent would permit such Series D Bond to achieve such lower average interest cost; provided, however, that if the Remarketing Agent has received notice from the Authority that any Series D Bond is to be changed from the Commercial Paper Mode to any other Mode or if it is to be purchased in connection with an Expiration Date, a Termination Date or a Substitution Date, the Remarketing Agent shall, with respect to such Series D Bond, select Interest Periods which do not extend beyond the Mandatory Purchase Date. The determination by the Remarketing Agent of each such interest rate and Interest Period shall be conclusive and binding, in the absence of manifest error, upon the Remarketing Agent, the Tender Agent, the Trustee, the Credit Facility Issuer, the Liquidity Facility Provider, the Authority and the Owners. The Standby Bond Purchase Agreement with FGIC-SPI does not currently provide support for Commercial Paper Rate Bonds.

         At or after 4:00 p.m. on the Business Day next preceding the Rate Determination Date for any Commercial Paper Rate Bonds, any Owner of such Commercial Paper Rate Bonds may telephone the Remarketing Agent and receive notice of the anticipated next Interest Period(s) and the anticipated interest rate(s) for such Interest Periods.

         By 1:00 p.m. on each Rate Determination Date, the Remarketing Agent shall, with respect to each Commercial Paper Rate Bond that is subject to adjustment on such date, determine an interest rate for the Interest Period then selected for such Series D Bond and, no later than 1:00 p.m., shall give notice by Electronic Means to the Tender Agent of the applicable Interest Period, Purchase Date and interest rate. The Tender Agent shall notify the Trustee, by Electronic Means, by the close of business on the Rate Determination Date, of the Interest Period, Purchase Date and interest rate.

         By acceptance of any Commercial Paper Rate Bond, the Owner thereof shall be deemed to have agreed, during each Interest Period, to the interest rate (including the Alternate Rate, if applicable), Interest Period and Purchase Date then applicable thereto and to have further agreed to tender such Series D Bond to the Tender Agent for purchase on the next succeeding Purchase Date at the Purchase Price, unless the Owner duly elects to retain such Series D Bond as provided below under "Election to Retain". Such Owner further acknowledges that, unless it has so elected to retain such Series D Bond, if funds for such purchase are on deposit with the Tender Agent on such Purchase Date, such Owner shall have no rights under the Resolution other than to receive the payment of such Purchase Price and that interest shall cease to accrue to such Owner on such Purchase Date.

Determination of Interest Rate During Daily Mode

         The interest rate for any Series D Bond in the Daily Mode shall be the rate of interest per annum determined by the Remarketing Agent on or before 9:30 a.m. on the Rate Determination Date as the minimum rate of interest that, in the opinion of the Remarketing Agent, would, under then existing market conditions, result in the sale of the Series D Bonds in the Daily Mode on the Rate Determination Date at a price equal to the principal amount thereof, plus accrued interest, if any. The Remarketing Agent shall make the rate available by Electronic Means to the Trustee and to the Tender Agent by 10:30 a.m. on the Rate Determination Date. With respect to any day that is not a Business Day, the interest rate shall be the same rate as the interest rate established for the immediately preceding Business Day. The determination by the Remarketing Agent of each such interest rate shall be conclusive and binding, in the absence of manifest error, upon the Remarketing Agent, the Tender Agent, the Trustee, the Credit Facility Issuer, the Liquidity Facility Issuer, the Authority and the Owners.

Determination of Interest Rate During Weekly Mode

         The interest rate for Series D Bonds for each Interest Period during the Weekly Mode shall be the rate of interest per annum determined by the Remarketing Agent on and as of the applicable Rate Determination Date as the minimum rate of interest that, in the opinion of the Remarketing Agent, would, under then existing market conditions, result in the sale of the Series D Bonds in the Weekly Mode on the Rate Determination Date at a price equal to the principal amount thereof, plus accrued interest, if any. The Remarketing Agent shall make the rate available by Electronic Means to the Trustee and to the Tender Agent by 5:00 p.m. on the Rate Determination Date. The determination by the Remarketing Agent of each such interest rate shall be conclusive and binding, in the absence of manifest error, upon the Remarketing Agent, the Tender Agent, the Trustee, the Credit Facility Issuer, the Liquidity Facility Issuer, the Authority and the Owners.

Determination of Term Rate(s)

         (a) Term Rates. The Term Rate to be effective for the Interest Period commencing on any Mode Change Date after which the Series D Bonds will bear interest at a Term Rate or any Purchase Date while the Series D Bonds are in the Term Rate Mode, shall be determined by the Remarketing Agent. No later than 4:00 p.m. on the Business Day next preceding the Mode Change Date or the Purchase Date, as the case may be, the Remarketing Agent shall determine the Term Rate and shall make the Term Rate available by Electronic Means to the Trustee and the Remarketing Agent. The Term Rate shall be the minimum rate that, in the sole judgment of the Remarketing Agent, would result in a sale of the Series D Bonds which (together with other available funds of the Authority, if required) shall be equal to the principal amount thereof on the Rate Determination Date taking into consideration the duration of the Interest Period, which shall be established by the Authority.

         (b) Failure to Establish Term Rate. If, for any reason, a new Term Rate cannot be established on a Purchase Date, the Series D Bonds will be changed automatically to the Weekly Mode on the Purchase Date.

Alternate Rate for Interest Calculation

         In the event (i) the Remarketing Agent fails to determine the interest rate(s) or Interest Periods with respect to the Series D Bonds, or (ii) the method of determining the interest rate(s) or Interest Periods with respect to the Series D Bonds shall be held to be invalid by a court of law of competent jurisdiction, the Series D Bonds shall thereupon, until such time as the Remarketing Agent again makes such determination or until there is delivered to the Authority and the Trustee a Favorable Opinion of Bond Counsel to the effect that the method of determining such rate is valid, bear interest at the Alternate Rate for the Mode in effect and, in the case of Commercial Paper Rate Bonds, for an Interest Period of 30 days.

Changes in Mode

         (a) Authority Option to Change Modes. The Series D Bonds shall initially be in the Weekly Mode. At the option of the Authority, any Mode, other than a Term Rate Mode expiring on the day before the Maturity Date, may be changed to any other Mode at the times and in the manner provided in the Supplemental Resolution. Subsequent to such change in Mode, the Series D Bonds may again be changed at the option of the Authority to a different Mode at the times and in the manner provided in the Supplemental Resolution. Any Series D Bonds converted to a Term Rate Mode fixed to the maturity thereof shall not be changed to any other Mode.

         (b) Notice of Intention to Change Mode. The option of the Authority to change the Mode of the Series D Bonds shall be exercised by written notice from the Authority to the Notice Parties stating the Authority's intention to effect a change in the Mode from the Mode then prevailing (the "Current Mode") to another Mode (the "New Mode") specified in such written notice, together with the proposed Mode Change Date. Such written notice shall be given not later than 20 days prior to the proposed Mode Change Date for any change from one Short-Term Mode to another Short-Term Mode and not later than 45 days prior to the proposed Mode Change Date for any change to or from a Term Rate Mode. Such notice shall include, as applicable, the information described in subsections
(3), (4), (6), (8) and (9) of the following paragraph (c).

         (c) Notice to Owners of Changes to Modes Other Than Term Rate Mode Fixed to the Maturity of Any Series D Bonds. In the case of any change from one Short-Term Mode to another Short-Term Mode on or before the 15th day preceding the proposed Mode Change Date and in the case of any change to or from a Term Rate Mode (other than to a Term Rate Mode having an Interest Period extending to the maturity of the Series D Bonds) on or before the 30th day preceding the proposed Mode Change Date, the Trustee shall mail to the Owners of the Series D Bonds a notice of the proposed change in Mode stating:

              (1) the New Mode to which the Series D Bonds are to be subject;

              (2) the proposed Mode Change Date;

              (3) the date on which the interest rate for the New Mode will be determined, and, in the case of a change to a Term Rate Mode, the Interest Period and the Interest Payment Dates for such Term Rate Mode;

              (4) in the case of a change to a Term Rate Mode, the Indicative Rate, together with a statement to the effect that the actual interest rate determined may be greater or less than the Indicative Rate;

              (5) except in the case of a change to the Commercial Paper Mode, the Interest Payment Dates applicable to the New Mode;

              (6) the redemption provisions and the terms of purchase to be applicable to the Series D Bonds in the New Mode;

              (7) that, subject to such Owner's right to elect to retain such Owner's Series D Bonds, such Owner is required to tender such Owner's Series D Bonds for purchase on the Mode Change Date (specifying the date and the procedures to be followed by the Owner to exercise such election including the Election Deadline);

              (8) whether a Liquidity Facility will be in effect during the New Mode and the anticipated ratings on such Series D Bonds if available;

              (9) such of the other conditions to the effectiveness of the change in Mode described in paragraph (d) below as are applicable;

             (10) that if all conditions precedent to the effectiveness of the New Mode are not met, the Series D Bonds that are the subject of the Mode Change Notice will be changed on the Mode Change Date to (or, if already in the Weekly Mode, will remain) Series D Bonds in the Weekly Mode, and that all Owners shall be entitled to continue owning the Series D Bonds in such Mode by giving telephonic notice to the Remarketing Agent to such effect by 10:00 a.m. on the Mode Change Date; and

             (11) the telephone number of the Remarketing Agent to be called by Owners who wish to learn if the conditions to the change of Mode on the Mode Change Date have been satisfied or to exercise the right to continue owning Series D Bonds if the conditions have not been met.

         (d) General Provisions Applying to Changes from One Mode to Another.

                   (1) The Mode Change Date must be a Business Day.

                   (2) Additionally, the Mode Change Date:

                   (i) from the Commercial Paper Mode shall be the last Purchase Date for the Commercial Paper Rate Bonds; and

                   (ii) from a Term Rate Mode shall be the Purchase Date of the current Interest Period.

              (3) On or prior to the date the Authority provides the notice to the Notice Parties described in paragraph (b) above, the Authority shall deliver to the Trustee (i) a letter from Bond Counsel acceptable to the Trustee and addressed to the Trustee (with a copy to all other Notice Parties) to the effect that it expects to be able to deliver a Favorable Opinion of Bond Counsel on the Mode Change Date and (ii) if the Liquidity Facility is insufficient to satisfy the Liquidity Requirement (if any) applicable to the New Mode, a letter from the Liquidity Facility Issuer indicating the Liquidity Facility Issuer's willingness to increase the amount of the Liquidity Facility to the Liquidity Requirement (if any) to be applicable during the New Mode, or a letter from a prospective Liquidity Provider indicating its willingness to provide an Alternate Liquidity Facility meeting such Liquidity Requirement.

              (4) No change in Mode will become effective unless all conditions precedent thereto have been met and the following items shall have been delivered to the Trustee and the Remarketing Agent by 12:00 noon, or such later time as is acceptable to the Authority, the Trustee and the Remarketing Agent, on the Mode Change Date:

                   (i) except in the case of a change in described in paragraph
              (b) above and in paragraph (d)(6) above, a Favorable Opinion of Bond Counsel dated the Mode Change Date; and

                   (ii) a Liquidity Facility meeting the Liquidity Requirement, if any, for the applicable Mode.

              (5) If all conditions to the change of Mode are met by the time specified in paragraph (d)(4) above, the Interest Period(s) for the New Mode shall commence on the Mode Change Date and the Interest Rate(s) (together, in the case of a change to the Commercial Paper Mode, with the Interest Period(s)) shall be determined by the
         Remarketing Agent in the applicable manner provided in the Supplemental Resolution.

              (6) In the event the foregoing conditions have not been satisfied by the Mode Change Date, the New Mode shall not take effect and the Series D Bonds will be changed on the Mode Change Date to (or, if already in the Weekly Mode, will remain) Series D Bonds in the Weekly Mode.

              (7) Any Mode Change shall be with effect to 100% of the Series D Bonds (including without limitation of all Provider Bonds) then outstanding.

         (e) Serial Bonds. The Authority may, in the notice described in paragraph (b) above in connection with any change to the Term Rate Mode, provide that all or some of the Series D Bonds shall be Serial Bonds. The principal amount of Serial Bonds due on any November 1 shall be equal to the Sinking Fund Installment specified for such date in the Supplemental Resolution, and the remaining Sinking Fund Installments shall continue to be Sinking Fund Installments for the Series D Bonds due on the Maturity Date, unless the Authority specifies otherwise in the notice. The interest rate for the Serial Bonds maturing on a particular date may be different from the interest rate or rates established for other Series D Bonds.

Registration and Authentication of Series D Bonds

         (a) The Tender Agent shall be co-authenticating agent and co-registrar for the purpose of authenticating and registering the transfer of Series D Bonds required to be purchased pursuant to the Supplemental Resolution. The Tender Agent shall have no responsibility to maintain a complete record of the registered holders of the Series D Bonds. The Trustee will deliver to the Tender Agent such records as it may request in order to enable it to perform its duties as co-authenticating agent and co-registrar for the Series D Bonds and shall mail to the Tender Agent copies of each communication sent to the Owners of the Series D Bonds not later than the date such communication is mailed to the Owners thereof. The Tender Agent shall promptly deliver to the Trustee for cancellation all Series D Bonds surrendered to it for purchase along with copies of transfer documents, including any written notice of tender.

         (b) The Tender Agent shall promptly notify the Trustee of the number, principal amount, date of authentication and registered Owner(s) of all Series D Bonds authenticated by the Tender Agent. All Series D Bonds authenticated by the Tender Agent shall have the same force and effect as if authenticated by the Trustee.

Optional Redemption

         (a) Series D Bonds in the Commercial Paper Mode shall be subject to optional redemption at the option of the Authority, in whole or in part, on their respective Purchase Dates at a redemption price equal to the principal amount thereof, plus accrued interest to the Redemption Date.

         (b) Series D Bonds in the Daily Mode or Weekly Mode shall be subject to optional redemption by the Authority, in whole or in part, on any Interest Payment Date, at a redemption price equal to the principal amount thereof, plus accrued interest to the Redemption Date.

         (c) Series D Bonds in the Term Rate Mode shall be subject to redemption, in whole or in part on their individual Purchase Dates, at the option of the Authority at a redemption price equal to the principal amount thereof, plus interest accrued to the Redemption Date.

         (d) Series D Bonds in the Term Rate Mode also shall be subject to redemption, in whole or in part, at the option of the Authority, on such dates and at such redemption prices, plus accrued interest to the date of redemption, as the Authority may specify on or before the Mode Change Date.

         (e) The Authority may, in connection with a change to a Term Rate Mode, or on any Purchase Date for the Series D Bonds bearing interest at Term Rate, waive or otherwise alter its rights to redeem any Series D Bonds on and after the Mode Change Date or Purchase Date, as the case may be; provided, that notice describing the waiver or alteration shall be submitted to the Tender Agent, the Trustee and the Remarketing Agent, together with a Favorable Opinion of Bond Counsel addressed to them.

         (f) Each notice by the Authority of any optional redemption of Series D Bonds shall either (i) explicitly state that the proposed redemption is conditional on there being on deposit in the applicable fund or account on the redemption date sufficient money to pay the full redemption price of the Series D Bonds to be redeemed, or (ii) be sent only if sufficient money to pay the full redemption price of the Series D Bonds to be redeemed is on deposit in the applicable fund or account.

Notice of Redemption

         The Authority shall notify the Trustee of its election to optionally redeem Series D Bonds as provided in the General Resolution and shall at the same time send copies of such notice to the Tender Agent, the Remarketing Agent, the Credit Facility Issuer and the Liquidity Facility Issuer. Notice of the redemption of each Series D Bond shall be mailed by the Trustee during any period the Series D Bonds are in a Short-Term Mode, at least once not less than fifteen (15) calendar days prior to the date fixed for the redemption thereof, by first class mail, postage prepaid, to the Owner of such Series D Bond at its address as it appears on the books of registry kept pursuant to the General Resolution as of the twentieth (20th) day (whether or not a Business Day) next preceding the date fixed for the redemption thereof, and during other periods, not less than thirty (30) calendar days nor not more than forty-five (45) days prior to the dated fixed for the redemption thereof, by first class mail, postage prepaid, to the Owner of such Series D Bond at its address as it appears on such books of registry as of the forty-fifth (45th) day (whether or not a Business Day) next preceding the redemption date. The failure of the Owner of a Series D Bond to receive such notice by mail or any defect in such notice will not affect the sufficiency of the proceedings for the redemption thereof.

         The Trustee  shall also send notice of any  redemption  by first class
mail,  postage  prepaid,  to  the  Information   Services  and  the  Securities
Depositories at the same time it sends notice of redemption to the Owners.

         As used in the Supplemental Resolution, the term "Information Services" means any of the following services: Financial Information, Inc.'s "Daily Called Bond Service," 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302, Attention: Editor; Kenny Information Services "Called Bond Service," 55 Broad Street, 28th Floor, New York, New York 10004; Moody's "Municipal and Government," 99 Church Street, 8th Floor, New York, New York 10007, Attention: Municipal News Reports; and Standard and Poor's "Called Bond Record," 25 Broadway, 3rd Floor, New York, New York 10004; or such other services providing information with respect to called bonds as the Authority may designate in a certificate delivered to the Trustee.

         As used in the Supplemental Resolution, the term "Securities Depositories" means any of the following registered securities depositories:
(i) The Depository Trust Company, 711 Stewart Avenue, Garden City, New York 11530, Fax - 516/227-4039 or 4190, (ii) Midwest Securities Trust Company, Capital Structures-Call Notification, 440 South LaSalle Street, Chicago, Illinois 60605, Fax - 312/663-2343, and (iii) Philadelphia Depository Trust Company, Reorganization Division, 1900 Market Street, Philadelphia, Pennsylvania 19103, Attention: Bond Department, Fax - 215/496-5058; or such other securities depositories as the Authority may designate in a certificate delivered to the Trustee.

Optional Tenders of Series D Bonds in Daily Mode and Weekly Mode

         (a) Any Series D Bonds (or portions thereof in Authorized Denominations) in the Daily Mode that are not Provider Bonds are subject to purchase, on the demand of the Owner thereof, at a price equal to the Purchase Price on any Business Day (such purchase to be made on the Business Day upon which such demand is made), upon irrevocable telephonic notice to the Tender Agent (promptly confirmed in writing by such Owner, delivered to the Tender Agent by telecopier by 11:00 a.m. at its Principal Office) which states the number and principal amount of such Series D Bond being tendered and the Purchase Date. Not later than 11:30 a.m., on the date of receipt of any such irrevocable notice, the Tender Agent shall give telephonic notice to the Remarketing Agent specifying the contents of each such tender notice, and such tender notice, once transmitted to the Tender Agent, shall be irrevocable with respect to the tender for which such tender notice was delivered and such tender shall occur on the Business Day specified in such Tender Notice. Upon request of the Remarketing Agent, the Tender Agent shall, as soon as practicable, provide by facsimile a summary of all such telephonic notices. The Tender Agent shall also, as soon as practicable, notify the Authority, the Trustee and the Liquidity Facility Issuer of the principal amount of Series D Bonds being tendered. The contents of any such irrevocable telephonic tender notice shall be conclusive and binding on all parties.

         (b) The Owners of Series D Bonds in a Weekly Mode that are not Provider Bonds may elect to have such Series D Bonds (or portions thereof in Authorized Denominations) purchased at a price equal to the Purchase Price upon delivery of an irrevocable written notice of tender, or irrevocable telephonic notice of tender to the Remarketing Agent promptly confirmed in writing, to the Remarketing Agent and the Tender Agent, not later than 4:00 p.m. on a Business Day not less than seven (7) days before the Purchase Date specified by the Owner. Such notice shall (i) state the number and the principal amount of such Series D Bond being tendered and (ii) state that such Series D Bond shall be purchased on the Purchase Date so specified by the Owner. The Tender Agent shall notify the Authority, the Remarketing Agent, the Trustee and the Liquidity Facility Issuer by the close of business on the next succeeding Business Day of the receipt of any notice pursuant to this paragraph.

         (c) Notwithstanding anything in the Supplemental Resolution to the contrary, during any period that the Series D Bonds are registered in the name of DTC or a nominee thereof (i) any notice of tender delivered as described in the preceding paragraphs (a) and (b) shall also (A) provide evidence satisfactory to the Tender Agent that the party delivering the notice is the beneficial owner or a custodian for the beneficial owner of the Series D Bonds referred to in the notice, and (B) if the beneficial owner is other than a Participant of DTC, identify the Participant through whom the beneficial owner will direct transfer; (ii) on or before the Purchase Date, the beneficial owner must direct (or if the beneficial owner is not a Participant, cause its Participant to direct) the transfer of said Series D Bonds on the records of DTC; and (iii) it shall not be necessary for Series D Bonds to be physically delivered on the date specified for purchase thereof, but such purchase shall be made as if such Series D Bonds had been so delivered, and the Purchase Price thereof shall be paid to DTC. In accepting a notice of tender, the Trustee and the Tender Agent may conclusively assume that the person providing the notice of tender is the beneficial owner of the Series D Bonds being tendered and therefore entitled to tender them. Neither the Trustee nor the Tender Agent assumes any liability to anyone in accepting a notice of tender from a person whom it reasonably believes to be such a beneficial owner of the Series D Bonds or, in its discretion, rejecting such tender, if it reasonably believes such person has not demonstrated its status as such a beneficial owner.

Mandatory Purchase at End of Commercial Paper Mode Interest Periods

         Each Series D Bond in the Commercial Paper Mode shall be subject to mandatory tender for purchase on its Purchase Date at the Purchase Price, provided that the Owners of such Series D Bonds may elect to retain such Series D Bonds as described below under "Election to Retain". No notice of such mandatory purchase shall be given to the Owners.

Mandatory Purchase on Any Mode Change Date

         Series D Bonds to be changed to any Mode from any other Mode are subject to mandatory tender for purchase on the Mode Change Date at the Purchase Price, provided that the Owners of such Series D Bonds may elect to retain such Series D Bonds as described below under "Election to Retain", unless such Series D Bonds are to be changed to Series D Bonds in a Term Rate Mode extending to the maturity of such Series D Bonds.

Mandatory Purchase at End of Term Rate Period

         Series D Bonds in the Term Rate Mode are subject to mandatory purchase on each Purchase Date at the Purchase Price; provided that the Owner of a Series D Bond may elect to retain such Series D Bond as described below under "Election to Retain", unless the following Interest Period with respect to such Series D Bond will extend to the maturity thereof.

Mandatory Purchase Upon Certain Other Events

         Except for the Bank Bonds, the Series D Bonds shall be subject to mandatory tender for purchase on:

              (a) the second Business Day preceding the Expiration Date (unless an Alternate Liquidity Facility will be in effect on the Expiration Date), which Business Day is referred to as the "Expiration Tender Date";

              (b) the second Business Day preceding the Termination Date (unless an Alternate Liquidity Facility will be in effect on the Termination Date), which Business Day is referred to as the "Termination Tender Date"; and

              (c) the Substitution Date, if the Trustee has been required to give notice as described below under paragraph (c) of "Notice of Mandatory Tender for Purchase" and subject to the right of Owners of Series D Bonds to retain such Series D Bonds as described below under "Election to Retain".

Notice of Mandatory Tender for Purchase

         (a) The Trustee shall, at least 15 days prior to the Expiration Tender Date, give notice of mandatory tender of Series D Bonds on such Expiration Tender Date if it has not thereto received confirmation that the Expiration Date has been extended (including, without limitation, by the provision of an Alternate Liquidity Facility).

         (b) The Trustee shall, at least seven days prior to the Termination Tender Date, give notice of the mandatory tender of Series D Bonds on such Termination Tender Date if it has not theretofore received from the Liquidity Facility Issuer a notice stating that the failure to pay commitment fees or other amounts or other occurrence which resulted in the Liquidity Facility Issuer's giving notice of the Termination Date has been cured or waived and that the Liquidity Facility Issuer has rescinded its election to terminate the Liquidity Facility. Such notice shall be given by Electronic Means capable of creating a written notice. Any notice given substantially as described in this paragraph (b) shall be conclusively presumed to have been duly given, whether or not actually received by each Owner.

         (c) At least 15 days prior to the Substitution Date, if it has not theretofore received written confirmation from each of S&P, Moody's and Fitch to the effect that such rating agency has reviewed the proposed Alternate Liquidity Facility and that the substitution of the proposed Alternate Liquidity Facility for the Liquidity Facility will not, by itself, result in a reduction or withdrawal of the then-current long term rating or the then-current short term rating assigned by such rating agency to the Series D Bonds, the Trustee shall give notice of mandatory tender of the Series D Bonds on the Substitution Date.

         (d) At least 15 days prior to any Mode Change Date with respect to a change in Mode from a Short-Term Mode to another Short-Term Mode and at least 30 days prior to any other Mode Change Date or any Purchase Date for Series D Bonds in the Term Rate Mode, the Trustee shall give notice of the mandatory tender for purchase of Series D Bonds on such Date.

         (e) Except as described above under "Mandatory Purchase at End of Commercial Paper Mode Interest Periods" and in paragraph (b) above, notice of any mandatory tender of Series D Bonds shall state that such Series D Bonds are to be purchased as described above under "Mandatory Purchase on Any Mode Change Date", "Mandatory Purchase at End of Term Rate Period" or "Mandatory Purchase Upon Certain Other Events", as applicable, shall be provided by the Trustee or caused to be provided by the Trustee by mailing a copy of the notice of mandatory tender by first-class mail to each Owner of Series D Bonds at the respective addresses shown on the books of registry. Each notice of mandatory tender for purchase shall identify the reason for the mandatory tender for purchase, and specify the Purchase Date, the Purchase Price, the place and manner of payment, the right, if any, of the Owner to retain such Series D Bonds and the procedures to be followed to exercise such right and that no further interest will accrue from and after the Mandatory Purchase Date to such Owner unless the Owner shall have and exercises its right to retain such Series D Bonds. Each notice of mandatory tender for purchase on the Substitution Date also shall state that the Trustee has not received written confirmation from each of S&P, Moody's and Fitch that the substitution of the proposed Alternate Liquidity Facility for the Liquidity Facility then in effect will not, by itself, result in a reduction or withdrawal of the then-current long term rating or a reduction or withdrawal of the then-current short term rating, assigned by such rating agency to the Series D Bonds. In the event a mandatory tender of Series D Bonds shall occur at or prior to the same date on which an optional tender for purchase is scheduled to occur, the terms and conditions of the applicable mandatory tender for purchase shall control. The Trustee shall give a copy of any notice of mandatory tender given by it to the other Notice Parties. Any notice mailed as described in this paragraph shall be conclusively presumed to have been duly given whether or not the Owner of any Series D Bond receives the notice, and the failure of such Owner to receive any such notice shall not affect the validity of the action described in such notice.

Election to Retain

         The Owner of a Series D Bond subject to mandatory purchase as described above (except on a Tender Termination Date or Expiration Tender Date) may elect to retain such Series D Bond (or a portion thereof in an Authorized Denomination) after the Mandatory Purchase Date (unless the Mode is being changed to the Term Rate Mode for an Interest Period which will extend to the maturity of the Series D Bonds) in the following manner:

         (a) If such Series D Bond is in the Commercial Paper Mode and is subject to purchase as described above under "Mandatory Purchase at End of Commercial Paper Mode Interest Periods", the Owner may elect to retain such Series D Bond (or portion thereof) for an additional Interest Period by giving telephonic notice of such election to the Remarketing Agent by 4:00 p.m. on the Business Day next preceding the Mandatory Purchase Date for such Series D Bond, unless such Series D Bond is to be redeemed on such date or if such date is also a Mode Change Date. Presentation of a Commercial Paper Rate Bond (unless registered in the name of DTC or another securities depository or a nominee thereof) shall be required if the Owner has elected to retain such Series D Bond for the next Interest Period, in order to permit the Tender Agent to note on such Series D Bond the next Interest Period, the applicable interest rate and the applicable Purchase Date.

         (b) If such Series D Bond is subject to mandatory purchase as described above under "Mandatory Purchase on Any Mode Change Date" or "Mandatory Purchase at End of Term Rate Period", the Owner of such Series D Bond may elect to retain such Series D Bond (or portion thereof) by giving an irrevocable written notice to the Tender Agent prior to the Election Deadline which shall (i) state that the person delivering the notice is an Owner, (ii) specify the numbers (if applicable) and denominations of such Series D Bonds (or portions thereof) to be retained, (iii) acknowledge that such Owner has received the Mode Change Notice or the notice of the Indicative Rate and the new Interest Period for the Term Rate Mode, as appropriate, (iv) if such Series D Bond is being converted from the Daily Mode or Weekly Mode to the Commercial Paper Mode or the Term Rate Mode, acknowledge that such Series D Bond will not be subject to purchase at the option of the Owner after such notice to retain is given, (v) direct the Tender Agent not to purchase such Series D Bond (or portion thereof) so specified and
(vi) acknowledge that such Owner understands that the ratings on the Series D Bonds may be withdrawn or lowered or otherwise modified (if such is expected to be the case).

         (c) If such Series D Bond is subject to mandatory purchase on a Substitution Date, the Owner of such Series D Bond may elect to retain such Series D Bond (or portion thereof) by giving an irrevocable written notice to the Tender Agent prior to the Election Deadline which shall (i) state that the person delivering the notice is an Owner, (ii) specify the numbers and denominations of Series D Bonds (or portions thereof) to be retained, and (iii) acknowledge that the Owner understands that the rating on the Series D Bonds may be withdrawn or lowered.

         (d) Any such notice delivered to the Remarketing Agent or to the Tender Agent shall be irrevocable and binding upon the Owner delivering the notice and upon subsequent Owners of such Series D Bond, including any Series D Bond issued in exchange therefor or upon transfer thereof.

         (e) If an Owner of a Series D Bond subject to mandatory purchase upon conversion from a Daily Mode or Weekly Mode or upon a Substitution Date delivers a notice of election to retain such Series D Bond, such Series D Bond or any Series D Bond issued in exchange therefor shall not be subject to purchase at the option of such Owner during the period from the date of delivery of such notice to the day succeeding the Mode Change Date or the Substitution Date, as the case may be.

         (f) In the case of any election to retain a Series D Bond or portion thereof described in paragraph (b) or (c) above, the Series D Bond or portion thereof retained, and the portion thereof to be purchased if only a portion is retained, shall be in an amount equal to an Authorized Denomination for the Mode applicable to such Series D Bond after such Mandatory Purchase Date.

         (g) Not later than 11:00 a.m. on the Business Day following the receipt of an irrevocable written notice of an election described in paragraph (b) or
(c) above, the Tender Agent shall notify the Trustee and the Remarketing Agent by Electronic Means of the principal amount of Series D Bonds to be retained.

         (h) Notwithstanding anything in the Supplemental Resolution to the contrary, during any period that the Series D Bonds are registered in the name of DTC or a nominee thereof (i) any election to retain Series D Bonds shall also
(A) provide evidence satisfactory to the Tender Agent that the party delivering the notice is the beneficial owner or a custodian for the beneficial owner of the Series D Bonds referred to in the notice, and (B) if the beneficial owner is other than a DTC Participant, identify the DTC Participant through whom the beneficial owner holds the Series D Bonds subject to the election to retain. In accepting any election to retain Series D Bonds, the Trustee and the Tender Agent may conclusively assume that the person providing any election to retain Series D Bonds is the beneficial owner of the Series D Bonds subject to such election. The Trustee and the Tender Agent assume no liability to anyone in accepting any such election to retain Series D Bonds from a person whom the Trustee or the Tender Agent, respectively, reasonably believes to be such a beneficial owner of the Series D Bonds or, in its reasonable discretion, rejecting any such election from a person whom the Trustee or the Tender Agent, respectively, considers not to have demonstrated its status as such a beneficial owner of the Series D Bonds.

Remarketing of Series D Bonds, Notices

         (a) Remarketing of Series D Bonds. The Remarketing Agent shall offer for sale and use its best efforts to find purchasers for (i) all Series D Bonds or portions thereof as to which notice of tender at the option of the Owner has been given and (ii) all Series D Bonds required to be tendered for purchase except on account of an Expiration Date, a Termination Date or a Substitution Date and except for such Series D Bonds which the Owners have elected to retain as permitted hereby. No Series D Bonds shall be remarketed after a notice of mandatory tender for purchase thereof has been provided except on account of an Expiration Date, a Termination Date or a Substitution Date (and not revoked) and before the Mandatory Purchase Date; and any Series D Bonds so purchased shall not be remarketed unless the Liquidity Facility has been reinstated or an Alternate Liquidity Facility is in effect or unless the Series D Bonds are in a Term Rate Mode with an Interest Period extending to the maturity thereof. No Series D Bonds shall be remarketed to the Authority. No Bank Bonds shall be remarketed unless the Liquidity Facility has or will be immediately upon such remarketing reinstated by the amount of the reduction that occurred when such Series D Bonds become Bank Bonds or unless the Liquidity Facility is no longer to be in effect. So long as any Provider Bonds shall be outstanding, the Remarketing Agent shall assign priority to the remarketing of such Provider Bonds over the remarketing of other Series D Bonds.

         (b)  Notice of  Remarketing;  Registration  Instructions;  New Series D
Bonds.

               (1) The Remarketing Agent shall notify the Tender Agent by Electronic Means not later than 11:00 a.m. on the Purchase Date or Mandatory Purchase Date of the registration instructions (i.e., the names of the tendering Owners and the names, addresses and taxpayer identification numbers of the purchasers, the desired Authorized Denominations and, in the case of Series D Bonds in Short-Term Mode, any account number for payment of principal and interest furnished by a purchaser to the Remarketing Agent) with respect thereto.

               (2) The Tender Agent shall authenticate and have available for delivery to the Remarketing Agent prior to 11:30 p.m. on the Purchase Date or Mandatory Tender Date new Series D Bonds for the respective purchasers thereof.

         (c)  Transfer of Funds: Draw on Liquidity Facility.

               (1) The Remarketing Agent shall at or before 11:00 a.m. on the Purchase Date or Mandatory Purchase Date, as the case may be, (i) notify the Tender Agent by Electronic Means of the amount of tendered Series D Bonds that were successfully remarketed, and (ii) confirm to the Tender Agent the transfer of the Purchase Price of remarketed Series D Bonds to the Tender Agent in immediately available funds, such confirmation to include the pertinent Fed Wire reference number.

               (2) The Tender Agent shall draw on the Liquidity Facility by 11:30 a.m. on the Purchase Date or Mandatory Purchase Date, as the case may be, in an amount equal to the Purchase Price of all Series D Bonds tendered or deemed tendered less the aggregate amount of remarketing proceeds transferred to the Tender Agent by the Remarketing Agent as described in clause (1) of this paragraph (c). If the Tender Agent does not receive notice from the Remarketing Agent pursuant to clause (1) above, the Tender Agent shall draw on the Liquidity Facility in an amount equal to the Purchase Price of all Series D Bonds tendered or deemed tendered for purchase.

               (3) The Tender Agent shall confirm to the Authority and the Trustee by the close of business on the Purchase Date or Mandatory Purchase Date, receipt of the proceeds of any draw on or advance under the Liquidity Facility.

         (d) Notice to Authority. The Remarketing Agent shall notify the Authority and the Liquidity Facility Issuer by Electronic Means of any proposed remarketing of Bank Bonds by the close of business on the Business Day preceding the proposed date of remarketing of such Bank Bonds.

Source of Funds for Purchase of Series D Bonds

         On or before the close of business on the Purchase Date or the Mandatory Purchase Date with respect to Series D Bonds, the Tender Agent shall purchase such Series D Bonds from the Owners at the Purchase Price. Funds for the payment of such Purchase Price shall be derived solely from the following sources in the order of priority indicated and neither the Authority, the Trustee, the Tender Agent nor the Remarketing Agent shall be obligated to provide funds from any other source:

               (a) immediately available funds on deposit in the Remarketing Proceeds Account established as described below under "Purchase Fund";

               (b)  immediately  available  funds on  deposit  in the  Liquidity
         Facility   Purchase  Account   established  as  described  below  under
         "Purchase Fund"; and

               (c) in the case of a Purchase Date or Mandatory Purchase Date in connection with a change of Mode (or Interest Period) to a Term Rate Mode having an Interest Period extending to the maturity of such Series D Bonds, when such Series D Bonds are being remarketed at a discount to their par value, immediately available funds of the Authority not exceeding the amount of the discount.

Delivery of Series D Bonds

         The Series D Bonds shall be delivered as follows:

               (a) Series D Bonds sold by the Remarketing Agent shall be delivered by the Remarketing Agent to the purchasers of those Series D Bonds by 3:00 p.m., on the Purchase Date or the Mandatory Purchase Date, as the case may be.

               (b) Series D Bonds purchased by the Tender Agent with funds provided under the Liquidity Facility shall be immediately registered in the name of the Liquidity Facility Issuer or its nominee on or before the close of business on the Purchase Date or Mandatory Purchase Date, as the case may be.

               (c) When any Provider Bonds are remarketed, the Tender Agent shall not release the Series D Bonds so remarketed to the Remarketing Agent until the Tender Agent has received and forwarded to the Liquidity Facility Issuer the proceeds of such remarketing and (unless the Liquidity Facility is no longer to remain in effect) has been advised in writing by the Liquidity Facility Issuer that the Liquidity Facility has been reinstated by an amount equal to the Liquidity Requirement calculated with respect to the principal amount of such Provider Bonds.

Delivery and Payment for Purchased Series D Bonds; Undelivered Series D Bonds

         Series D Bonds purchased pursuant to this Article shall be delivered (with all necessary endorsements) at or before 12:00 noon on the Purchase Date or Mandatory Purchase Date at the office of the Tender Agent in New York, New York; provided, however, that payment of the Purchase Price of any Series D Bond tendered at the option of the Owner shall be made only if such Series D Bond so delivered to the Tender Agent conforms in all respects to the description thereof in the notice of tender. Payment of the Purchase Price shall be made by wire transfer in immediately available funds by the Tender Agent by the close of business on the Purchase Date or, if the Owner has not provided or caused to be provided wire transfer instructions, by check mailed to the Owner. If Series D Bonds to be purchased are not delivered by the Owners to the Tender Agent by 12:00 noon on the Purchase Date or the Mandatory Purchase Date, as the case may be, the Tender Agent shall hold any funds received for the purchase of those Series D Bonds in trust in a separate account and shall pay such funds to the former Owners upon presentation of the Series D Bonds subject to tender. Such undelivered Series D Bonds shall be deemed tendered and cease to accrue interest or to be otherwise outstanding as to the former Owners on the Purchase Date or the Mandatory Purchase Date, as the case may be, and moneys representing the Purchase Price shall be available against delivery of those Series D Bonds at the Principal Office of the Tender Agent; provided, however, that any funds which shall be so held by the Tender Agent and which remain unclaimed by the former Owner of any such Series D Bond not presented for purchase for a period of five years after delivery of such funds to the Tender Agent, shall, to the extent permitted by law, upon request in writing by the Authority and the furnishing of security or indemnity to the Tender Agent's satisfaction, be paid to the Authority free of any trust or lien and thereafter the former Owner of such Series D Bond shall look only to the Authority and then only to the extent of the amounts so received by the Authority without any interest thereon and the Tender Agent shall have no further responsibility with respect to such moneys or payment of the purchase price of such Series D Bonds. The Tender Agent shall authenticate a replacement Series D Bond for any undelivered Series D Bond which may then be delivered to the purchasers thereof by the Remarketing Agent or to the Liquidity Facility Issuer by the Tender Agent.

         The following is a summary of certain provisions of the General Resolution and the Supplemental Resolution, copies of which may be obtained from the Authority.

                             THE LIQUIDITY FACILITY

         The Obligations will rank equally with all of our other general unsecured and unsubordinated obligations. The Obligations are not issued under an indenture. As of the date of this prospectus supplement, we have approximately $2.6 billion amount of obligations currently outstanding, including the Obligations we are issuing under this prospectus supplement.

         Owners of the Bonds to which the Obligations relate will be entitled to the benefits and will be subject to the terms of the Liquidity Facility. Under the Liquidity Facility, we agree to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the purchase price for the Bonds. Our obligation under the Liquidity Facility will be sufficient to pay a purchase price equal to the principal of and up to 37 days' interest on the Bonds at an assumed rate of 12% per year.

Termination Events

         The scheduled expiration date of the Liquidity Facility is December 22, 2003. The Supplemental Resolution relating to the Bonds will specify certain circumstances where we must purchase Bonds which a holder tenders for purchase pursuant to an optional or mandatory tender, which have not been remarketed. Under certain circumstances, we may terminate our obligation to purchase Bonds. The following events would permit such termination:

         (a) (i) if the Authority fails to pay any portion of the commitment fee when due as set forth in the Standby Bond Purchase Agreement and the related payment agreement, or (ii) if the Authority fails to pay when due any other amount it must pay under those documents and such failure continues for a specified number of business days;

         (b) if the Authority fails to observe or perform any agreement contained in the Standby Bond Purchase Agreement, the General Resolution or the Supplemental Resolution or a related municipal financing agreement (or the applicable State takes any action which would impair the power of the Authority to so comply) and, if such failure is a result of a covenant breach that the Authority can remedy, such failure continues for a specified number of days following written notice of such failure from us to the Authority;

         (c) if any representation, warranty, certification or statement made by the Authority in the Standby Bond Purchase Agreement or any related document or in any certificate, financial statement or other document the Authority delivers under those documents proves to have been incorrect in any material respect when made;

         (d) if the Authority defaults in the payment of principal of or premium, if any, or interest on any bond, note or other evidence of indebtedness that the Authority has issued, assumed or guaranteed, and such default is continuing;

         (e) if the Authority commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or declares a moratorium, or takes any action to authorize any of the foregoing;

         (f) if an involuntary case or other proceeding is commenced against the Authority seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case remains undismissed and unstayed for a period of 60 days; or if an order for relief is entered against the Authority under the federal bankruptcy laws;

         (g) if any material provision of the Standby Bond Purchase Agreement or any related document for any reason whatsoever ceases to be a valid and binding agreement of the Authority or the Authority contests the validity or enforceability of any of these documents; or

         (h) if the Authority does not pay when due any amount payable under the Bonds or under a related municipal financing agreement (regardless of whether the holders of the Bonds waive such failure).

         Upon the occurrence of a termination event, we may deliver notice to the Trustee, the Authority, the Remarketing Agent and any applicable paying agent or tender agent regarding our intention to terminate the Liquidity Facility. In that case, the Liquidity Facility would terminate, effective at the close of business on the 30th day following the date of the notice, or if that date is not a business day, on the next business day. Before the time at which termination takes effect, the Bonds will be subject to mandatory tender for purchase from the proceeds of a drawing under the Liquidity Facility. The termination of the Liquidity Facility, however, does not result in an automatic acceleration of the Bonds.

         The obligations of the Authority under the Bonds are as described in the Authority's separate disclosure document relating to the Bonds.



                     THE STANDBY LOAN AGREEMENT; GE CAPITAL

         In order to obtain funds to fulfill our obligations under the Liquidity Facility, we will enter into a standby loan agreement with GE Capital (the "Standby Loan Agreement") under which GE Capital will be irrevocably obligated to lend funds to us as needed to purchase Bonds. The amount of each loan under the Standby Loan Agreement will be no greater than the purchase price for tendered Bonds. The purchase price represents the outstanding principal amount of the tendered Bonds and interest accrued on the principal to but excluding the date we borrow funds under the Standby Loan Agreement. Each loan will mature on a date specified in the Standby Loan Agreement, which date will be set forth in the applicable prospectus supplement. The proceeds of each loan will be used only for the purpose of paying the purchase price for tendered Bonds. When we wish to borrow funds under the Standby Loan Agreement, we must give GE Capital prior written notice by a specified time on the proposed borrowing date. No later than a specified time on each borrowing date (if GE Capital has received the related notice of borrowing by the necessary time on such date), GE Capital will make available the amount of the borrowing requested.

         The Standby Loan Agreement will expressly provide that it is not a guarantee by GE Capital of the Bonds or of our obligations under the Liquidity Facility. GE Capital will not have any responsibility or incur any liability for any act, or any failure to act, by us which results in our failure to purchase tendered Bonds with the funds provided under the Standby Loan Agreement.



                       Ratio of Earnings to Fixed Charges

         The following table sets forth the consolidated ratio of earnings to fixed charges of GE Capital for the periods indicated:

                                                          Nine Months
                                                             Ended
----------------------------------------------------   ------------------
                 Year Ended December 31,               September 26, 1998
------   ------   ------    ------   ------   ------
 1992     1993     1994      1995     1996     1997

 1.44     1.62     1.63      1.51     1.53     1.48           1.54



For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which we believe reasonably approximates the interest factor of such rentals.

            Where You Can Find More Information Regarding GE Capital

         GE Capital files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information GE Capital files at the SEC's public reference rooms located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, Suite 1300, New York, NY 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. GE Capital's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

                Incorporation of Information Regarding GE Capital

         The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that GE Capital has previously filed with the SEC. These documents contain important information about GE Capital, its business and its finances.

Document                           Period
--------                           ------

Annual Report on Form 10-K.......  Year ended December 31, 1997
Quarterly Reports on Form 10-Q...  Quarters ended March 28, 1998, June 27, 1998 and September 26, 1998

                                     EXPERTS

         The financial statements and schedule of General Electric Capital Corporation and consolidated affiliates as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, appearing in GE Capital's Annual Report on Form 10-K for the year ended December 31, 1997, have been incorporated by reference in the prospectus supplement, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference in the prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.



                                   APPENDIX A



                                 TENDER TIMELINE

                                TENDERS FOR BONDS

                                  PURCHASE DATE
                              (New York City time)

--------------------------------------------------------------------------------
/                          /                          /                        /
/                          /                          /                        /
/                          /                          /                        /
/                          /                          /                        /
/                          /                          /                        /
------------    ----------------------    ------------------------   -----------

11:30 a.m.       11:45 a.m.                   2:15 p.m.                2:30 p.m.
 [1]                [2]                         [3]                          [4]


1. Trustee shall give immediate telephonic notice, in any event not later than 11:30 a.m. on the Purchase Date, to FGIC-SPI specifying the aggregate principal amount of Bonds to be purchased by FGIC-SPI on such Purchase Date.

2. FGIC-SPI must give GE Capital prior written notice of a borrowing under the Standby Loan Agreement by 11:45 a.m. on the date of the proposed borrowing.

3. No later than 2:15 p.m. on each Purchase Date, GE Capital will make available the amount of borrowing requested.

4. FGIC-SPI purchases Bonds, for which remarketing proceeds are unavailable, by 2:30 p.m. on the Purchase Date.



                                   APPENDIX B

                         SUMMARY OF CERTAIN DEFINITIONS

         "Alternate  Credit  Facility" means an instrument that provides (to the
          ---------------------------
extent, and subject to the terms and conditions, set forth therein) for the payment of principal of and interest on the Series D Bonds becoming due and payable during the term thereof and is issued in substitution for a Credit Facility in accordance with, and pursuant to, the Supplemental Resolution.

         "Alternate   Liquidity   Facility"  means  a  liquidity   facility,   a
          --------------------------------
counterpart original or conformed copy of which shall be filed with the Trustee, that provides (to the extent, and subject to the terms and conditions, set forth therein) for the payment of the Purchase Price of Series D Bonds tendered or deemed tendered to the Tender Agent pursuant to the Supplemental Resolution, satisfies the Liquidity Requirement and is issued in substitution for the Liquidity Facility in accordance with, and pursuant to, the Supplemental Resolution.

         "Alternate  Rate" means, on any Rate  Determination  Date, the rate per
          ---------------
annum specified in the index (the "Index") published by the Indexing Agent and in effect on such Rate Determination Date. The Index shall be the Indexing Agent's most recently provided index, provided that (i) with respect to Series D Bonds which are in the Daily Mode, Weekly Mode or a Commercial Paper Mode with an Interest Period of 30 days or less, the Index shall be the Indexing Agent's most recently published index for seven day variable rate demand bonds, (ii) with respect to Series D Bonds which are in a Commercial Paper Mode with an Interest Period of greater than 30 days but less than or equal to 180 days, the yield evaluation period for the Index shall be 180-day yield evaluations, and
(iii) with respect to Series D Bonds which are in the Term Rate Mode or a Commercial Paper Mode with an Interest Period greater than 180 days, the yield evaluation period for the Index shall be one-year yield evaluations. For purposes of clauses (ii) and (iii) of the immediately preceding sentence, the Index shall be based upon yield evaluations at par of bonds, the interest on which is excluded from gross income for purposes of federal income taxation, of not less than five "high grade" component issuers selected by the Indexing Agent which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by the Indexing Agent in its discretion. The bonds on which the Index is based shall not include any bonds the interest on which is subject to a "minimum tax" or similar tax under the Internal Revenue Code of 1986, unless all tax-exempt bonds are subject to such tax.

         If no Indexing Agent any longer produces an Index satisfying the requirements of the preceding paragraph, the Alternate Rate for an Interest Period shall be the rate per annum specified in the most recently produced Index for a comparable Interest Period.

         "Authorized  Denominations" means with respect to Series D Bonds (i) in
          -------------------------
a Commercial Paper Mode, Daily Mode or Weekly Mode, $100,000 and any integral multiple thereof and (ii) in a Term Rate Mode, $5,000 and any integral multiple thereof, provided, however, that if as a result of the change in the Mode of the Series D Bonds from a Term Rate Mode to a Short-Term Mode, it is not possible to deliver all the Series D Bonds required or permitted to be Outstanding in a denomination permitted above, Series D Bonds may be delivered, to the extent necessary, in different denominations.

         "Authorized  Officer" means each of the Executive  Director,  the Chief
          -------------------
Financial Officer and the Treasurer of the Authority.

         "Bond  Counsel"  means any firm of attorneys  selected by the Authority
          -------------
and experienced in the issuance of municipal bonds and matters relating to the exclusion of the interest thereon from gross income for federal income tax purposes.

         "Bond Payment Date" means each Interest Payment Date and each Principal
          -----------------
Payment Date.

         "Business Day" means any day except (i) a Saturday, Sunday or other day
          ------------
on which commercial banks in the City of Boston, Massachusetts, the City of New York, New York, or any other city in which is located the Principal Office of any of the Trustee, the Tender Agent, the Remarketing Agent or the Liquidity Facility Issuer are authorized by law to close or (ii) a day on which the New York Stock Exchange is closed.

         "Closing  Date"  means the date on which  the  Series D Bonds are first
          -------------
issued, sold and delivered.

         "Commercial Paper Mode" means the mode during which the duration of the
          ---------------------
Interest Periods and the interest rates are determined as provided below under "Determination of Interest Rates and Interest Periods During Commercial Paper Mode."

         "Commercial  Paper Rate Bond" means any Series D Bond in the Commercial
          ---------------------------
Paper Mode.

         "Credit  Facility" means the Initial Credit Facility,  provided that if
          ----------------
the Initial Credit Facility is surrendered for cancellation pursuant to the Supplemental Resolution in connection with the provision of an Alternate Credit Facility, then such Alternate Credit Facility shall thereafter be the "Credit Facility" (and shall thereafter be the "Initial Credit Facility" for purposes of subsequent application of this proviso).

         "Credit Facility Issuer" means Financial  Guaranty or any other bank or
          ----------------------
banks, insurance company or companies, or other financial institution or institutions, or any combination of the foregoing, which is the issuer of a Credit Facility of which the Trustee is notified in writing by the Credit Facility Issuer.

         "Daily  Mode"  means  the mode  during  which the  Series D Bonds  bear
          -----------
interest at a Daily Rate.

         "Daily Rate" means an interest rate  determined as provided below under
          ----------
"Determination of Interest Rate During Daily Mode."

         "Delivery  Office" means such address as may be specified by the Tender
          ----------------
Agent for receiving the Series D Bonds and the notices provided for in the Supplemental Resolution.

         "DTC" means The Depository  Trust Company,  New York, New York, and its
          ---
successors and assigns.

         "Election  Deadline"  means  4:00  p.m.  (i) on the  Business  Day next
          ------------------
preceding the Purchase Date, if the Series D Bonds are in the Commercial Paper Mode, (ii) on the fifteenth (15th) Business Day preceding the Purchase Date, if the Series D Bonds are in the Term Rate Mode, (iii) on the fifth (5th) Business Day preceding the Mode Change Date with respect to a change in Mode from a Short-Term Mode to another Short-Term Mode, (iv) on the tenth (10th) Business Day preceding the Mode Change Date, with respect to any other change in Mode, and (v) on the tenth (10th) Business Day preceding the Mandatory Purchase Date with respect to a Substitution Date.

         "Electronic  Means"  means  telecopy,   telegraph,   telex,   facsimile
          -----------------
transmission or other similar electronic means of written communication.

         "Expiration  Date"  means,  with respect to a Liquidity  Facility,  the
          ----------------
scheduled expiration date of such Liquidity Facility, or such scheduled expiration date as it may be extended from time to time as provided in the Liquidity Facility, provided, however, that the "Expiration Date" shall not mean any date upon which the Liquidity Facility is no longer effective by reason of an event specified in the definition of the term "Termination Date" or the date such Liquidity Facility expires in connection with all Series D Bonds bearing interest at a Term Rate fixed to the maturity thereof by reason of the obtaining of an Alternate Liquidity Facility.

         "Favorable  Opinion of Bond Counsel" means,  with respect to any action
          ----------------------------------
the occurrence of which requires such an opinion, an unqualified Opinion of Counsel, which shall be a Bond Counsel, to the effect that such action is permitted under the Act and the General Resolution and will not impair the exclusion of interest on the Series D Bonds from gross income for purposes of federal income taxation or the exemption of interest on the Series D Bonds from personal income taxation under the laws of the Commonwealth (subject to the inclusion of any exceptions contained in the opinion delivered upon original issuance of the Series D Bonds).

         "Fiscal  Agent" means State Street Bank and Trust  Company,  N.A.,  New
          -------------
York, New York, or its successors thereto.

         "Fitch"  means Fitch IBCA,  Inc.,  a  corporation  duly  organized  and
          -----
existing under and by virtue of the laws of the State of Delaware, and its successors and assigns, except that if such limited partnership shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term "Fitch" shall be deemed to refer to any other nationally recognized securities rating agency selected by the Authority and approved by the Credit Facility Issuer and the Liquidity Facility Issuer (neither of which shall be under any liability by reason of such approval).

         "Indexing Agent" means Kenny  Information  Systems,  a corporation duly
          --------------
organized and existing under the laws of the State of New York, and its successors and assigns, except that if such corporation shall be dissolved or liquidated or shall no longer produce the indices referred to in the definition of Alternate Rate, then the term "Indexing Agent" shall be deemed to refer to any other entity producing similar indices selected by the Authority and approved by the Credit Facility Issuer and the Remarketing Agent (neither of whom shall be under any liability by reason of such approval).

         "Indicative  Rate"  means  during the Term Rate Mode or, in  connection
          ----------------
with a change of Mode going into a Term Rate Mode, the interest rate determined by the Remarketing Agent and specified in writing by the Remarketing Agent to the Notice Parties on the Indicative Rate Determination Date as the lowest rate that, if borne by the Series D Bonds during the following Interest Period, would, under existing market conditions, result in the sale of the Series D Bonds on the Rate Determination Date at a price equal to the Purchase Price.

         "Indicative  Rate  Determination  Date"  means  the date on  which  the
          -------------------------------------
Indicative Rate is to be determined by the Remarketing Agent, which date shall be the thirty-fourth (34th) day (or if such day is not a Business Day, the next succeeding Business Day) next preceding (i) the Purchase Date with respect to Series D Bonds in the Term Rate Mode, the Term Rate Period with respect to which is to be followed by another Term Rate Period, and (ii) the Mode Change Date in connection with a change of Mode going into a Term Rate Mode.

         "Initial  Credit  Facility"  means the municipal bond insurance  policy
          -------------------------
(including all riders and endorsements thereto) issued by Financial Guaranty insuring the payment when due of the principal of and interest on the Series D Bonds as provided therein.

         "Initial Liquidity  Facility" means the Standby Bond Purchase Agreement
          ---------------------------
among the Authority, the Tender Agent and FGIC-SPI provided therefor on the Closing Date, an original counterpart or conformed copy of which is filed with the Trustee.

         "Interest  Payment Date" means the following  dates upon which interest
          ----------------------
is payable on Series D Bonds: (i) any Principal Payment Date or Mode Change Date; (ii) with respect to each Commercial Paper Rate Bond, the day following the last day of the Interest Period therefor; (iii) with respect to the Daily Mode and the Weekly Mode, the first Business Day of each calendar month; (iv) with respect to the Term Rate Mode, each November 1 and each other date specified by the Authority pursuant to the Supplemental Resolution prior to the Purchase Date or the Maturity Date, as the case may be, and the Purchase Date, if applicable; and (v) with respect to Bank Bonds, the first Business Day of each calendar month or as otherwise provided in the Liquidity Facility.

         "Interest  Period"  means the  period of time  that any  interest  rate
          ----------------
remains in effect, which period:

               (i) with respect to each Commercial Paper Rate Bond, shall be the period of time established by the Remarketing Agent pursuant to the Supplemental Resolution;

               (ii) with respect to Series D Bonds in the Daily Mode, shall be the period from and including a Business Day to and excluding the next Business Day;

               (iii) with respect to Series D Bonds in the Weekly Mode, shall be the periods from and including the day that they began to bear interest at the Weekly Rate to and including the following Tuesday and thereafter commencing on each Wednesday to and including Tuesday of the following week;

               (iv) with respect to Series D Bonds in the Term Rate Mode, shall be the period from and including the Mode Change Date to and including the date (which shall be a day next preceding a Business Day or the Maturity Date) selected by the Authority prior to the Mode Change Date as the last day upon which an interest rate determined by the Remarketing Agent pursuant to the Supplemental Resolution shall be in effect and thereafter shall be the period beginning on the day after the end of the prior Interest Period and ending on the date selected by the Authority prior to the end of such Interest Period as the last day upon which an interest rate determined by the Remarketing Agent shall be in effect, provided, that each Interest Period with respect to Series D Bonds in the Term Rate Mode shall be not less than 271 days; and

               (v) with respect to Bank Bonds, shall be the period that such Bonds remain Bank Bonds;

         provided, that no Interest Period shall extend beyond the day preceding
         --------
any Mandatory Purchase Date or the Maturity Date.

         "Liquidity  Facility" means the Initial  Liquidity  Facility,  provided
          -------------------
that if the Initial Liquidity Facility is surrendered for cancellation pursuant to the Supplemental Resolution, or if the purchase or other funding obligations (in respect of Series D Bonds or portions thereof tendered or deemed tendered for purchase in accordance with the terms of the Supplemental Resolution) of the Liquidity Facility Provider under the Liquidity Facility are otherwise terminated (in accordance with the express terms of such Liquidity Facility), in each case in connection with the provision of an Alternate Liquidity Facility, then such Alternate Liquidity Facility shall thereafter be the "Liquidity Facility" (and shall thereafter be the "Initial Liquidity Facility" for purposes of subsequent application of this proviso).

         "Liquidity  Facility Issuer" means FGIC-SPI or any other bank or banks,
          --------------------------
insurance company or companies, or other financial institution or institutions, or any combination of the foregoing, which is the issuer of a Liquidity Facility of which the Trustee is notified in writing by the Liquidity Facility Issuer.

         "Liquidity  Requirement"  means at any time  and  with  respect  to (i)
          ----------------------
Commercial Paper Rate Bonds, an amount equal to the principal amount thereof then Outstanding plus such additional amount as is necessary to cause the Series D Bonds to be assigned the highest short term rating of each of Moody's, S&P and Fitch, as evidenced by a written confirmation of rating delivered by each such rating agency; (ii) the Series D Bonds bearing interest at the Daily Rate or Weekly Rate, an amount to pay the Purchase Price equal to the principal amount of Series D Bonds then Outstanding plus an amount equal to 37 days' interest thereon calculated at the Maximum Rate on the basis of a 365 or 366 day, as applicable, year for the actual number of days elapsed; and (iii) the Series D Bonds in the Term Rate Mode (unless such Term Mode extends to the Maturity
Date), an amount equal to the principal amount of such Series D Bonds then Outstanding plus such additional amount as is necessary to cause the Series D Bonds in the Term Rate Mode to be assigned the highest applicable rating of Moody's, S&P and Fitch, as evidenced by a written confirmation of rating delivered by each such rating agency.

         "Mandatory Purchase Date" means (i) the Purchase Date of Series D Bonds
          -----------------------
in the Commercial  Paper Mode or the Term Rate Mode,  (ii) any Mode Change Date,
(iii) the Substitution Date, (iv) the Expiration Tender Date and (v) the Termination Tender Date.

         "Maturity Date" means November 1, 2026.
          -------------

         "Maximum Rate" means twelve percent (12%) per annum;  provided that the
          ------------                                         --------
Maximum Rate may be increased by the Authority to a higher rate, not to exceed twenty percent (20%) per annum, if there shall have been delivered to the Trustee (i) a Favorable Opinion of Bond Counsel, (ii) a new or amended Liquidity Facility in an amount equal to the Liquidity Requirement calculated using the new Maximum Rate and (iii) the written approval of the Credit Facility Issuer of such increase; provided further, that the Maximum Rate shall never exceed the
                --------
highest lawful rate as advised by counsel to the Authority. The Maximum Rate shall not apply to Bank Bonds, which shall bear interest at the Bank Interest Rate.

         "Mode" means each of the  Commercial  Paper Mode,  the Daily Mode,  the
          ----
Weekly Mode and the Term Rate Mode.

         "Mode Change Date" means the date one Mode  terminates and another Mode
          ----------------
begins.

         "Moody's" means Moody's  Investors  Service,  Inc., a corporation  duly
          -------
organized and existing under and by virtue of the laws of the State of Delaware, and its successors and assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency selected by the Authority and approved by the Credit Facility Issuer and the Liquidity Facility Issuer (neither of which shall be under any liability by reason of such approval).

         "Municipal  Bond  Insurance  Policy" means the municipal bond new issue
          ----------------------------------
insurance policy issued by Financial Guaranty that guarantees payment of principal of and interest on the Series D Bonds.

         "Notice  Parties" means the Authority,  the Trustee,  each  Remarketing
          ---------------
Agent, the Tender Agent, the Credit Facility Issuer and the Liquidity Facility Issuer.

         "Opinion of Counsel"  means a written legal opinion from an attorney or
          ------------------
a firm of attorneys experienced in the matters to be covered in the opinion.

         "Owners"  means  the  registered  owners  of Series D Bonds or the duly
          ------
authorized attorney in fact, representative or assign thereof; the term "Owners" shall include the Liquidity Facility Issuer or its assignee, if appropriate.

         "Principal Payment Date" means any date upon which the principal amount
          ----------------------
of Series D Bonds is due hereunder at maturity or on any Redemption Date.

         "Provider Bond" means any Series D Bond during any period commencing on
          -------------
the day such Series D Bond is owned by or held on behalf of the Liquidity Facility Issuer or its successors and assigns under the Reimbursement Agreement as a result of such Series D Bond having been purchased pursuant to the Supplemental Resolution from the proceeds of an advance under the Liquidity Facility and ending when such Series D Bond is, pursuant to the provisions of the Reimbursement Agreement, no longer deemed to be a Provider Bond.

         "Provider  Rate"  means with  respect to any  amounts  owing  under any
          --------------
Provider Bond, the rate of interest which is (i) applicable to the amounts owing under such Provider Bond as specified in the Standby Bond Purchase or Reimbursement Agreement and (ii) not in excess of the lesser of twenty-five percent (25%) per annum or the maximum rate permitted by applicable law as advised by counsel to the Authority.

         "Purchase  Date"  means,  with  respect  to a  Series D Bond (i) in the
          --------------
Commercial Paper Mode or the Term Rate Mode, the Business Day after the last day of the Interest Period applicable thereto and (ii) during the Daily Mode or Weekly Mode, any Business Day upon which such Series D Bond is tendered or deemed tendered for purchase at the option of the Owner pursuant to the Supplemental Resolution.

         "Purchase  Price" means an amount equal to the principal  amount of any
          ---------------
Series D Bonds purchased on any Purchase Date or Mandatory Purchase Date, plus, unless the Purchase Date is an Interest Payment Date or the Mandatory Purchase Date would be an Interest Payment Date even if not a Mandatory Purchase Date, accrued interest to the Purchase Date or Mandatory Purchase Date; provided, that in the case of a change of Mode (or Interest Period) to a Term Rate Mode having an Interest Period extending to the Maturity Date of the Series D Bonds, the Purchase Price may be less than 100% (but not less than 97%) of the principal amount thereof.

         "Rate  Determination Date" means any date on which the interest rate on
          ------------------------
any Series D Bonds that are not Bank Bonds is required to be determined,  being:
(i) in the case of any Commercial Paper Rate Bond, the first day of each Interest Period therefor; (ii) in the case of Series D Bonds in the Daily Mode, each Business Day; (iii) in the case of any Series D Bonds to be in the Weekly Mode, for any Interest Period commencing on the Closing Date or on any Mode Change Date, the Business Day immediately preceding the respective Closing Date or Mode Change Date, and for other Interest Periods, each Tuesday or, if such Tuesday is not a Business Day, the next succeeding day or, if such day is not a Business Day, the Business Day next preceding such Tuesday; and (iv) in the case of any Series D Bonds to be, or continue to be, in the Term Rate Mode, a Business Day prior to the first day of an Interest Period.

         "Rating  Category" means one of the general rating categories of any of
          ----------------
Moody's, S&P or Fitch, without regard to any refinement or gradation of such rating category by a numerical modifier or otherwise.

         "Rating  Confirmation  Notice" means a written notice from Moody's, S&P
          ----------------------------
or Fitch, as appropriate, confirming that the rating on the Series D Bonds will not be lowered or withdrawn as a result of the action proposed to be taken.

         "Record  Date"  means with  respect  to Series D Bonds  other than Bank
          ------------
Bonds (i) in a Commercial Paper Mode, the day (whether or not a Business Day) next preceding each Interest Payment Date, (ii) in the Daily Mode or the Weekly Mode, the opening of business on the Business Day next preceding an Interest Payment Date and (iii) in the Term Rate Mode, the fifteenth (15th) day (whether or not a Business Day) of the calendar month next preceding each Interest Payment Date.

         "Redemption Date" means the date fixed for redemption of Series D Bonds
          ---------------
subject to redemption in any notice of redemption given in accordance with the terms of the Supplemental Resolution.

         "Redemption  Price"  means  an  amount  equal to the  principal  of and
          -----------------
premium, if any, and accrued interest, if any, on the Series D Bonds to be paid on the Redemption Date.

         "Reimbursement Agreement" means (i) the Initial Liquidity Facility, and
          -----------------------
any and all modifications, alterations, amendments and supplements thereto, (ii) the Payment Agreement dated as of the date of delivery of the Series D Bonds between the Authority and FGIC-SPI and (iii) with respect to any Alternate Liquidity Facility, the agreement providing for such Alternate Liquidity Facility and any and all modifications, alterations, amendments and supplements to such agreement.

         "S&P" means Standard & Poor's, a Division of The McGraw-Hill Companies,
          ---
and its successors and assigns, except that if such division shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term "S&P" shall be deemed to refer to any other nationally recognized securities rating agency selected by the Authority and approved by the Credit Facility Issuer or the Liquidity Facility Issuer (neither of which shall be under any liability by reason of such approval).

         "Serial Bonds" means any Series D Bonds provided to be such pursuant to
          ------------
the Supplemental Resolution.

         "Short-Term Mode" means each of the Daily Mode, the Weekly Mode and the
          ---------------
Commercial Paper Mode.

         "Substitution  Date"  means  the date on which an  Alternate  Liquidity
          ------------------
Facility is to be substituted for the Liquidity Facility in effect pursuant to the Supplemental Resolution. Under circumstances in which the credit ratings on the Series D Bonds are not being maintained, as described below in paragraph (b) under "Alternate Liquidity Facility".

         "Term Rate" means an interest rate  determined as described below under
          ---------
"Determination of Term Rate(s)."

         "Term  Rate  Mode"  means the mode  during  which  Series D Bonds  bear
          ----------------
interest at a Term Rate.

         "Termination Date" means the date upon which a Liquidity Facility is to
          ----------------
terminate as a result of the failure of the Authority to pay regularly scheduled commitment fees or other amounts due to the Liquidity Facility Issuer pursuant to the Reimbursement Agreement (other than principal of or interest on any Series D Bond, including any Bank Bonds) or as the result of the occurrence of any other event specified in the Reimbursement Agreement as providing the Liquidity Facility Issuer an option to terminate the Liquidity Facility, which date must be at least thirty (30) days after the date on which the Authority, the Remarketing Agent, the Trustee and the Tender Agent receive notice from the Liquidity Facility Issuer stating that as a result of such a failure or other occurrence the Liquidity Facility Issuer in accordance with the provisions of the Reimbursement Agreement has elected to terminate the Liquidity Facility and stating the date of termination.

         "Weekly  Mode"  means the mode  during  which the  Series D Bonds  bear
          ------------
interest at a Weekly Rate.

         "Weekly  Rate" means an interest  rate  determined  as described  below
          ------------
under "Determinations of Interest Rate During Daily Mode."



                                 $1,000,000,000

                         principal amount plus interest

                         Liquidity Facility Obligations

                                       of

                         FGIC Securities Purchase, Inc.

         FGIC Securities Purchase, Inc. ("FGIC-SPI" or the "Company") intends to offer from time to time, in connection with the issuance by municipal authorities or other issuers of adjustable or floating rate debt securities (the "Securities"), its obligations (the "Obligations") under one or more liquidity facilities (the "Liquidity Facilities"). The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus or offering statement. The Obligations will not be severable from the Securities and may not be separately traded. This Prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Securities purchased by FGIC Securities Purchase, Inc. or its affiliates.

         Unless otherwise specified in a prospectus supplement to the Prospectus (a "Prospectus Supplement"), the Obligations will be issued from time to time to provide liquidity for certain adjustable or floating rate Securities issued by municipal or other issuers. The specific terms of the Obligations and the Securities to which they relate will be set forth in a Prospectus Supplement. Each issue of Obligations may vary, where applicable, depending upon the terms of the Securities to which the issuance of Obligations relates.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURI-
               TIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.






The date of this Prospectus is December 14, 1998



         The information contained in this Prospectus has been obtained from FGIC Securities Purchase, Inc. This Prospectus is submitted in connection with the future sale of securities as referred to herein, and may not be reproduced or used, in whole or in part, for any other purposes.

         No dealer, salesman or any other person has been authorized by FGIC-SPI to give any information or to make any representation, other than as contained in this Prospectus or a Prospectus Supplement, in connection with the offering described herein, and if given or made, such other information or representation must not be relied upon as having been authorized by any of the foregoing. This Prospectus does not constitute an offer of any securities other than those described herein or a solicitation of an offer to buy in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at Room 1024 at the Office of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048 and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Website that contains reports, proxy and other information regarding registrants that file electronically, such as FGIC-SPI. The address of the Commission's Website is http:/www.sec.gov. FGIC-SPI does not intend to deliver to holders of its obligations offered hereby an annual report or other report containing financial information.

         This Prospectus and the applicable Prospectus Supplement constitute a prospectus with respect to the Obligations of FGIC-SPI under the Liquidity Facilities to be issued from time to time by FGIC-SPI in support of the Securities. It is not anticipated that registration statements with respect to the Securities issued by municipal authorities or other issuers will be filed under the Securities Act of 1933, as amended, in reliance on an exemption therefrom.



                       DOCUMENTS INCORPORATED BY REFERENCE

         There are hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, all heretofore filed with the Commission pursuant to Section 13 of the 1934 Act, to which reference is hereby made.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Obligations and the Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Corporate Communications Department, FGIC Corporation, 115 Broadway, New York, New York 10006, Telephone No. (212) 312-3000.



                                     SUMMARY

         The proposed structure will be utilized to provide liquidity through a "put" mechanism for floating or adjustable rate securities and other derivative debt securities issued by municipal authorities or other issuers. Such securities typically include a tender feature that permits broker-dealers to establish interest rates on a periodic basis which would enable the securities to be remarketed at par and that provides a secondary market liquidity mechanism for holders desiring to sell their securities. Such securities will be remarketed pursuant to an agreement under which the broker-dealers will be obligated to use "best efforts" to remarket the securities. In the event that they cannot be remarketed, FGIC-SPI will be obligated, pursuant to a standby purchase agreement or similar contractual arrangement with the issuer, remarketing agent, tender agent or trustee of the securities, to purchase unremarketed securities, from the holders desiring to tender their securities (the "put option") or upon certain other events. This facility will assure the holders of liquidity for their securities even when market conditions preclude successful remarketing.

         The proposed structure may also be used in connection with concurrent offerings of variable rate demand securities ("VRDNs") and convertible inverse floating rate securities ("INFLOs"). VRDNs and INFLOs are municipal derivative securities pursuant to which (i) the interest rate on the VRDNs is a variable interest rate which is re-set by the remarketing agent from time to time (not to exceed a stated maximum rate) (the "VRDN Rate") and (ii) the interest rate on the INFLOs is concurrently re-set at a rate equal to twice a specified Linked Rate minus the fee charged by FGIC-SPI for the Liquidity Facility. The owners of VRDNs have the optional right to tender their VRDNs to the issuer for purchase and, in the event the remarketing agent does not successfully remarket the tendered VRDNs, FGIC-SPI is obligated to pay the purchase price therefor pursuant to the terms of its liquidity facility.

         If an owner of INFLOs desires a fixed rate of interest not subject to fluctuation based on the inverse floating rate equation described above, such owner may elect to purchase from VRDN holders an amount of VRDNs equal to the principal amount of INFLOs for which such INFLO owner desires a fixed rate of interest. The net effect of such purchase is to "link" an equal principal amount of VRDNs and INFLOs and thereby set a fixed interest rate on the combined securities. If the owner of such combined securities so elects, the owner may "de-link" his or her VRDNs and INFLOs. The remarketing agent will then remarket the VRDNs at a re-set interest rate and the INFLOs retained by the de-linking owner will again continue to vary and to be re-set whenever the interest rate of the VRDNs are re-set. An INFLOs owner may also elect to permanently link his or her INFLOs with an equal principal amount of VRDNs and thereby permanently fix the interest rate on the combined securities to their stated maturity; once permanent linkage is effected, no subsequent de-linkage is permitted.

         Until such time as VRDNs are permanently linked to INFLOs, the VRDNs will remain subject to remarketing in the manner noted above and FGIC-SPI will remain obligated to purchase unremarketed VRDNs in connection with the optional right of holders to tender their VRDNs for purchase.

         The fees for providing the liquidity mechanism will be paid by the issuer or other entity specified in the applicable Prospectus Supplement, typically over the life of the liquidity agreement or, in the case of VRDNs, until such time as a VRDN is permanently linked with an INFLO. Except as otherwise provided in a Prospectus Supplement, in order to obtain funds to purchase unremarketed securities, FGIC-SPI will enter into standby loan agreements with one or more financial institutions (the "Standby Lenders") under which the Standby Lenders will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase Securities for which the put option has been exercised. Except as otherwise provided in a Prospectus Supplement, the standby purchase agreement or similar contractual agreement between FGIC-SPI and the trustee, issuer or other specified entity will provide that, without the consent of the issuer and the trustee for the security holders, FGIC-SPI will not agree or consent to any amendment, supplement or modification of the related standby loan agreement, nor waive any provision thereof, if such amendment, supplement, modification or waiver would materially adversely affect the issuer or other specified entity, or the security holders. Except as otherwise provided in a Prospectus Supplement, the obligations of FGIC-SPI under the standby purchase agreement or similar contractual agreement may only be terminated upon the occurrence of certain events of non-payment, default or insolvency on the part of the issuer or other specified entity. In the event of a termination of the obligations of FGIC-SPI under the standby purchase agreement or similar contractual agreement, the securities will be subject to a mandatory tender. Prior to such time, security holders will have the option to tender their securities, all as set forth in the applicable Prospectus Supplement.

         The above structure is intended to receive the highest ratings from the rating agencies and to provide public issuers with the lowest cost of financing. There can be no assurances, however, that such ratings will be maintained.


                                   THE COMPANY

         FGIC-SPI was incorporated in 1990 in the State of Delaware. All outstanding capital stock of FGIC-SPI is owned by FGIC Holdings, Inc., a Delaware corporation.

         Unless otherwise specified in a Prospectus Supplement, the business of FGIC-SPI consists and will consist of providing liquidity for certain adjustable and floating rate Securities issued by municipal authorities or other issuers through Liquidity Facilities. The securities are typically remarketed by registered broker-dealers at par on a periodic basis to establish the applicable interest rate for the next interest period and to provide a secondary market liquidity mechanism for security holders desiring to sell their securities. Pursuant to standby purchase agreements or similar contractual agreements with issuers of the securities, FGIC-SPI will be obligated to purchase unremarketed securities from the holders thereof who voluntarily or mandatorily tender their Securities for purchase. In order to obtain funds to purchase the Securities, FGIC-SPI will enter into one or more standby loan agreements with Standby Lenders under which the Standby Lenders will be irrevocably obligated to lend funds as needed to FGIC-SPI to purchase Securities as required.

         FGIC-SPI's principal executive offices are located at 115 Broadway, New York, New York 10006, Telephone No. (212) 312-3000.


                            THE LIQUIDITY FACILITIES

         The Obligations will rank equally with all other general unsecured and unsubordinated obligations of FGIC-SPI. The Obligations are not issued pursuant to an indenture.

         Registered owners of the Securities will be entitled to the benefits and subject to the terms of the applicable Liquidity Facility as specified in the Prospectus Supplement. Pursuant to the Liquidity Facilities, FGIC-SPI will agree to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the purchase price for the Securities to which such Liquidity Facility relates. The obligation of FGIC-SPI under each Liquidity Facility will be sufficient to pay a purchase price equal to the principal of the Security to which such facility relates and up to a specified amount of interest at a specified rate set forth in the applicable Prospectus Supplement.


                           THE STANDBY LOAN AGREEMENT

         In order to obtain funds to fulfill its obligations under the Liquidity Facilities, FGIC-SPI will enter into one or more Standby Loan Agreements with one or more Standby Lenders under which the Standby Lenders will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase the Securities to which the applicable Liquidity Facility relates. Each Standby Loan Agreement will have the terms set forth in the applicable Prospectus Supplement. It is anticipated that each loan under a Standby Loan Agreement will be in an amount not exceeding the purchase price for the Securities tendered by the holders which will represent the outstanding principal amount of such securities, premium, if any, and accrued interest thereon for a specified period. The proceeds of each loan shall be used only for the purpose of paying the purchase price for tendered Securities. It is not anticipated that a Standby Lender will guarantee the Securities to which its Standby Loan Agreement relates or FGIC-SPI's obligation under any Standby Purchase Agreement. Standby Lenders will be identified in the appropriate Prospectus Supplement.


                              PLAN OF DISTRIBUTION

         The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus, official statement or offering circular.


                                  LEGAL MATTERS

         The legality of the Obligations has been passed upon for FGIC-SPI by Brown & Wood LLP, One World Trade Center, New York, New York 10048.


                                     EXPERTS

         The financial statements of FGIC Securities Purchase, Inc. at December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 appearing in FGIC Securities Purchase, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 have been incorporated herein by reference in the prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference in the prospectus and upon the authority of said firm as experts in accounting and auditing.

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           TABLE OF CONTENTS                                     $198,895,000

                                                               principal amount
                                        Page              plus interest and premium,
                                        ----                        if any

Prospectus Supplement
Documents Incorporated By Reference......S-2
Introduction.............................S-2            LIQUIDITY FACILITY OBLIGATIONS
Description of the Bonds.................S-2
The Liquidity Facility..................S-21
The Standby Loan Agreement; GE Capital..S-23
Experts.................................S-25                      issued by
Appendix A...............................A-1
Appendix B...............................B-1

Prospectus                                                     FGIC Securities
Available Information......................2                    Purchase, Inc.
Documents Incorporated By Reference........3
Summary....................................4
The Company................................5
The Liquidity Facilities...................5                    in support of
The Standby Loan Agreement.................5
Plan of Distribution.......................6
Legal Matters..............................6       Massachusetts Water Resources Authority
Experts....................................6           Multi-Modal Subordinated General
                                                           Revenue Refunding Bonds
                                                                1998 Series D



                                                            PROSPECTUS SUPPLEMENT


                                                               December , 1998

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